SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
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MOBILE MINI, INC.
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7420 South Kyrene Road
Suite 101
Tempe, Arizona 85283

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Mobile Mini, Inc. The meeting will be held on Wednesday, June 24, 2009, at the offices of Squire, Sanders & Dempsey, L.L.P., Two Renaissance Square, 40 North Central Avenue, 27th Floor, Phoenix, Arizona 85004. The meeting will begin at 1:00 p.m. local time. Stockholders may park in the Renaissance Square parking garage (entrance located at Adams Street and First Avenue). Parking will be validated only for the Renaissance Square garage.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon by the stockholders. No admission tickets or other credentials will be required for attendance at the meeting.

Directors and officers are expected to be available after the meeting to speak with you. During the meeting, we will answer your questions regarding our business affairs and will consider the matters explained in the notice and proxy statement that follows.

Please vote, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the meeting. Your vote is important. On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Mobile Mini.

Sincerely,

Steven G. Bunger
President, Chief Executive Officer
and Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Dear Stockholder:

We will hold the 2009 Annual Meeting of Stockholders of Mobile Mini, Inc. at the offices of Squire, Sanders & Dempsey, L.L.P., Two Renaissance Square, 40 North Central Avenue, 27th Floor, Phoenix, Arizona 85004, on June 24, 2009, at 1:00 p.m. local time. The meeting is being called by Mobile Mini’s Board of Directors.

We will hold the meeting to:

1. Elect two members of the Board of Directors for three-year terms and one member to serve for the remainder of 2009;

2. Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009;

3. Approve an amendment to the Mobile Mini, Inc. 2006 Equity Incentive Plan; and

4. Transact any other business that may properly come before the meeting and any adjournments thereof.

Items 1 through 3 are more fully described in the attached proxy statement. We have not received notice of other matters that may be properly presented at the annual meeting.

The stockholders of record at the close of business on April 27, 2009 are entitled to receive notice of and to vote at the meeting. A list of stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose germane to the meeting. The list will also be available for the same purpose for ten days prior to the meeting at our principal executive office at 7420 South Kyrene Road, Suite 101, Tempe, Arizona 85283.

We are furnishing our proxy materials to our stockholders on the Internet in lieu of mailing a printed copy of our proxy materials to each stockholder of record. You will not receive a printed copy of our proxy materials unless you request one. The Notice instructs you as to how you may access and review on the Internet all of the important information contained in the proxy materials or request a printed copy of those materials. The Notice also instructs you as to how you may vote your proxy.

If you submit a proxy, you are entitled to revoke your proxy at any time before it is exercised by attending the annual meeting and voting in person, duly executing and delivering a proxy bearing a later date, or sending written notice of revocation to our Corporate Secretary at the Company’s address. Whether or not you plan to be present at the annual meeting, we encourage you to vote your proxy by telephone or via the Internet by following the instructions provided in this proxy statement or on the proxy card. If you request a printed copy of these materials, you may also provide your proxy by signing the proxy card enclosed therein and returning it in the envelope that will be provided with the printed materials. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

By order of the Board of Directors

Christopher J. Miner, Secretary
Tempe, Arizona

April 30, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on June 24, 2009:

Our proxy statement and our 2008 annual report to stockholders are available at www.proxyvote.com

i

ii

7420 South Kyrene Road
Suite 101
Tempe, Arizona 85283

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 24, 2009

On or about April 30, 2009, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record at the close of business on April 27, 2009 (the “record date”). It is furnished in connection with the solicitation of proxies by the Board of Directors of Mobile Mini, Inc., to be voted at the 2009 Annual Meeting of Stockholders and at any adjournments or postponements, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 1:00 p.m. on June 24, 2009 at the offices of Squire, Sanders & Dempsey, L.L.P., Two Renaissance Square, 40 North Central Avenue, 27th Floor, Phoenix, Arizona 85004. Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A stockholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by mail, Internet or in person at the Annual Meeting, another proxy dated as of a later date. Mobile Mini will pay the cost of solicitation of proxies.

Stockholders of record at the close of business on April 27, 2009 will be entitled to vote at the meeting on the basis of one vote for each share held. On April 27, 2009, there were 35,466,553 shares of common stock outstanding and 8,555,556 shares of Series A Convertible Redeemable Participating Preferred Stock outstanding. The Series A Preferred Stock votes on an “as converted” basis, and is entitled to one vote per share. On all matters before the stockholders at the Annual Meeting, the common stock and the Series A Preferred Stock vote as a single class.

The Mobile Mini Board of Directors is soliciting proxies. We will bear the entire cost of proxy solicitation, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock.

VOTING PROXIES

Shares of stock represented by properly executed proxy cards received by the Company in time for the meeting will be voted in accordance with the instructions specified in the proxies. If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR the election as directors of the nominees named in this proxy statement and FOR the ratification of the selection of the Company’s independent registered public accounting firm and FOR the amendment to the Company’s Equity Incentive Plan.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name”, and the Notice is being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder regarding how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder prior to the meeting, the record holder will be entitled to vote your shares in its discretion on Proposal 1 (Election of Directors), Proposal 2 (Ratification of Independent Registered Public Accounting Firm) and Proposal 3 (Amendment to Equity Incentive Plan).

As the beneficial owner of shares, you are invited to attend the annual meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares.

Rules of the New York Stock Exchange (the “NYSE”) determine whether proposals presented at stockholder meetings are “routine” or “non-routine.” If a proposal is routine, a broker or other entity that is an NYSE member holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions. As a result, brokers or other entities holding shares for an owner in street name may vote on routine proposals even if no voting instructions are provided by the owner.

A stockholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals.

The management and Board of Directors of the Company know of no other matters to be brought before the meeting. If other matters are properly presented to the stockholders for action at the meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in this proxy to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes and directors in each class serve three-year terms. At each annual meeting, the term of one class expires. The Board of Directors currently consists of eight members. Two of our directors, Michael E. Donovan and Sanjay Swani, were appointed on June 25, 2008 effective upon the closing of Mobile Mini’s acquisition of Mobile Storage Group, Inc. pursuant to a Stockholders Agreement between Mobile Mini and Welsh, Carson, Anderson & Stowe X, L.P. Mr. Donovan was appointed a director in the class of directors whose term expires in 2009, and Mr. Swani was appointed in the class whose term expires in 2011. Under the Stockholders Agreement, WCAS has the right to have a designee on the Board of Directors serve until the end of 2009 and a second designee serve until the end of 2011. At the Annual Meeting, three directors are to be elected to hold office for three-year terms and until their respective successors are elected and qualified, although Mr. Donovan’s service will terminate on December 31, 2009 under the terms of the Stockholders Agreement. We anticipate that upon Mr. Donovan’s termination of service, the size of the Board of Directors will be reduced to seven members, as permitted by Mobile Mini’s Bylaws. Under the terms of the Stockholders Agreement Mr. Donovan may continue to attend Board meetings as an observer but will not vote on issues before the Board.

Nominees

Michael E. Donovan has served as a director since June 27, 2008, when he was appointed to the Board as a designee of WCAS upon consummation of Mobile Mini’s acquisition of Mobile Storage Group, Inc. (“MSG”). He was a director of MSG from August 2006 to June 2008. Mr. Donovan joined WCAS in 2001 and is currently a principal. Prior to joining WCAS, Mr. Donovan worked at Windward Capital Partners and the investment banking division of Merrill Lynch. Mr. Donovan graduated with a B.A. from Yale University in 1998. Age 32.

Stephen A McConnell has served as a director since August 1998. Since 1996, he has been President of Solano Ventures, a private capital investment company holding investments in a broad range of businesses, primarily in Arizona. From 1998 to 2004, Mr. McConnell served as majority stockholder and Chairman of G-L Industries, L.L.C., a Salt Lake City-based manufacturer of wood glu-lam beams used in the construction industry. From 1991 to 1997, he was Chairman of Mallco Lumber & Building Materials, Inc., a wholesale distributor of lumber and doors. From 1991 to 1995 he was President of Belt Perry Associates, Inc., a property tax consulting firm. He is also a director of Global Entertainment Corporation. Age 56.

Jeffrey S. Goble was appointed to the Board of Directors in February 2006. Mr. Goble is President of Medegen, Inc. which develops and manufactures specialty infusion therapy medical devices and provides contract-manufacturing services for medical device and pharmaceutical OEMs. From 2001 to 2003, Mr. Goble was Medegen’s

Corporate Vice President of Strategic Business Development. Medegen was founded when Mr. Goble, along with other current Medegen executives, executed a management-led buy-out of certain operations of the Tech Group Inc. in 2001. Before co-founding Medegen as an independent company, Mr. Goble was Vice President-General Manager of the Tech Group’s North American contract manufacturing division. Mr. Goble joined the Tech Group in 1996 as Vice President-General Manager and established its Customer/Engineering Center. Earlier, Mr. Goble held various marketing and operational management positions in the general merchandise distribution industry. He holds a B.S. in Political Science from Arizona State University. Age 48.

All of the nominees are current directors and have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees will be unable to act as a director. However, should a nominee become unable to serve or should a vacancy on the Board occur before the annual meeting, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, your shares will be voted for the election of the substitute nominee designated by the Board. In the vote on the election of the director nominees, stockholders may vote FOR nominees or WITHHOLD votes from nominees.

Unless you tell us by your proxy to vote differently, your shares will be voted FOR the Board’s nominees. If a quorum is present, the three nominees who receive the most votes will be elected. Votes that are withheld will not count as either votes for or against the nominee.

Our Board recommends that you vote “FOR” each of these nominees.

Continuing Directors

The terms of Frederick G. McNamee, III and Lawrence Trachtenberg end in 2010 and the terms of Steven G. Bunger, Sanjay Swani and Michael L. Watts end in 2011.

Steven G. Bunger has served as our Chief Executive Officer, President and a director since April 1997, and as our Chairman of the Board since February 2001. Mr. Bunger joined Mobile Mini in 1983 and initially worked in our drafting and design department. He served in a variety of positions including dispatcher, salesperson and advertising coordinator before joining management. He served as sales manager of our Phoenix branch and our operations manager and Vice President of Operations and Marketing before becoming our Executive Vice President and Chief Operating Officer in November 1995. He is also a director of Cavco Industries, Inc., one of the nation’s largest producers of manufactured housing. Mr. Bunger graduated from Arizona State University in 1986 with a B.A. in Business Administration. Age 47.

Frederick G. McNamee, III has served as a director since June 2008. He has been a principal of Quadrus Consulting, a consulting practice primarily focused in the manufacturing operations and strategic planning domains, since 2000. From 1994 to 1998, he served as the Chairman, President and Chief Executive Officer of Continental Circuits Corporation, which manufactured complex, multi-layer circuit boards used in electronic equipment intended for the computer, communications, instrumentation and industrial controls industries. Following the acquisition of Continental Circuits by Hadco Corporation in 1998, he served as Hadco’s interim chief technology officer and senior vice president in charge of operations in Malaysia and Phoenix. Mr. McNamee received his B.S. in Industrial Engineering from Purdue University in 1979. Age 52.

Sanjay Swani has served as a director since June 27, 2008, when he was appointed to the Board of Directors upon Mobile Mini’s acquisition of MSG pursuant to the Stockholders Agreement between us and WCAS. Mr. Swani served as a director of MSG from August 2006 until June 2008. Mr. Swani joined WCAS as a vice president in 1999 and became a general partner in 2001. Prior to joining WCAS, Mr. Swani worked at Fox Paine & Company, L.L.C. from June 1998 to May 1999 and was with Morgan Stanley & Co. Incorporated in their mergers & acquisitions area from 1994 to 1998 and in their debt capital markets area from 1988 to 1990. Mr. Swani has an undergraduate degree from Princeton University (1987) and graduate degrees from the MIT Sloan School of Management (1994) and Harvard Law School (1994) . He serves on the board of directors of ITC DeltaCom, Inc. and several private companies. Age 42.

Lawrence Trachtenberg has served as a director since 1995. He previously served as Mobile Mini’s Executive Vice President, Chief Financial Officer, General Counsel, Secretary and Treasurer. He retired from the General

Counsel and Secretary positions in June 2008 and from being our Chief Financial Officer and Treasurer in November 2008. He retired from being an executive officer on December 31, 2008 and continues to serve as a non-officer employee of Mobile Mini. Mr. Trachtenberg is a member of the board of trustees of the Arizona State Retirement System. He received his J.D. from Harvard Law School in 1981 and his B.A. in Accounting/Economics from Queens College of the City University of New York in 1977. Age 52.

Michael L. Watts has served as a director since 2002. Mr. Watts founded Sunstate Equipment Company in 1977, where he serves as Chairman. Sunstate Equipment Co. is one of the largest independently owned and twelfth largest construction equipment rental company operating in the United States, and currently has 55 locations in eight states. Mr. Watts also was the founder and served as Chairman of Trench Safety Equipment Company, a specialty equipment rental company, from 1987 until the company was sold in 1998. Age 61.

Corporate Governance and Related Matters

Corporate governance is the system that allocates duties and authority among a company’s stockholders, board of directors and management. Mobile Mini’s Board of Directors is committed to maintaining strong corporate governance principles and practices. The Board of Directors periodically reviews evolving legal, regulatory, and best practices developments to determine those that will best serve the interests of our stockholders, and adopts policies intended to strengthen our corporate governance framework.

“Independent” Directors.  Each of our directors other than Messrs. Bunger and Trachtenberg (who are employees of the Company) qualifies as “independent” in accordance with the published definitions and listing requirements of The Nasdaq Stock Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by Nasdaq rules, our Board of Directors has made an affirmative subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to Mobile Mini and Mobile Mini’s management. On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with Mobile Mini in which the director or officer, or any member of his or her family, have a direct or indirect material interest.

Based upon all of the elements of independence set forth in The Nasdaq Stock Market rules and listing standards, the Board of Directors has determined that each of the following non-employee directors is independent and has no relationship with Mobile Mini, except as a director and stockholder of the company:

Michael E. Donovan	Jeffrey S. Goble
Stephen A McConnell	Frederick G. McNamee
Sanjay Swani	Michael L. Watts

In addition, the Board determined that: (i) Steven G. Bunger is not independent because he is the Chief Executive Officer and President of Mobile Mini, and the Chairman of our Board of Directors; and (ii) Lawrence Trachtenberg is not independent because he continues to provide services to us as a non-officer employee.

“ Independence” for Audit Committee Members and Audit Committee Financial Expert.  In addition, as required by Nasdaq rules, the members of the Audit Committee each qualify as “independent” within the meaning of Section 10A of the Securities Exchange Act of 1934, as amended. The Audit Committee also includes at least one independent member who is determined by the Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Stephen A McConnell is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. McConnell’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. McConnell any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his

designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Lead Independent Director.  Michael L. Watts has been elected by our independent directors to serve as the Lead Independent Director, and he served in that capacity throughout 2008. The Lead Independent Director is responsible for coordinating the activities of the other independent directors and performs various other duties. The general authority and responsibilities of the Lead Independent Director are established in the Corporate Governance Guidelines, which are posted at our web site (www.mobilemini.com) under the “Corporate Governance” section of the “Investor Relations” page.

Board Meetings

The Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to different committees as described in this section of the proxy statement. Committees regularly report on their activities and actions to the full Board of Directors. In addition, the Corporate Governance Guidelines that have been adopted by the Board of Directors call for regular executive session meetings of the independent directors. During 2008, the Board of Directors and the Audit Committee each met in executive session during their respective regularly scheduled meetings. Executive sessions are chaired by the Lead Independent Director.

In 2008, the Board held 11 meetings. Each Director attended at least 75% of the Board of Director meetings and meetings of committees on which he or she served, during his or her tenure as a director and committee member.

Review and Approval of Transactions with Related Persons

In 2007, the Board of Directors adopted a policy and procedures for review and approval of transactions involving Mobile Mini and “related persons” (i.e., directors and executive officers or their immediate family members, or Stockholders and their immediate family members owning five percent or greater of Mobile Mini’s common stock). The policy applies to any transaction in which Mobile Mini is a participant and any related person has a direct or indirect interest, excluding de minimus transactions of a commercial or other nature between a related person and Mobile Mini, or compensation arrangements between Mobile Mini and an executive officer or director, or transactions involving competitive bids or in which standing pre-approval has been given.

The Audit Committee is responsible for reviewing the material facts of all related person transactions, subject to the exceptions described above. The committee will either approve or disapprove the entry into the related person transaction. If advance approval is not feasible, the transaction shall be considered and, if the committee determines it to be appropriate, ratified at the committee’s next regularly scheduled meeting. In determining whether to approve or ratify a transaction with a related person, the committee will take into account, among other factors which it determines to be appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Information relating to Mobile Mini’s transactions with related persons is set forth at page 36, under the heading “Related Person Transactions”.

Board Committees and Charters

Our Board of Directors currently has, and appoints the members of, standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an independent director in accordance with Nasdaq standards.

Below is a brief description of each committee of our Board of Directors. Each committee has authority to engage legal counsel or other advisors and consultants as it deems appropriate to carry out its responsibilities. Each of the Board’s committees has a written charter approved by the Board. A copy of each charter is posted on Mobile

Mini’s web site at www.mobilemini.com under the “Corporate Governance” section of the “Investor Relations”. The table below provides current membership and 2008 meeting information for each of the Board committees.

Nominating &
Name	Audit		Compensation		Governance

Bunger
Trachtenberg
Donovan	X
Goble	X		X	*	X
McConnell	X	*	X		X
McNamee	X		X		X	*
Swani			X
Watts**	X		X		X

Total meetings during 2008	6		9		3

*	Committee Chairperson

**	Lead Independent Director

Audit Committee.  Messrs. McConnell (Chairman), Goble and Watts were the members of the Audit Committee during 2008, and Messrs. Donovan and McNamee became members of the committee following their respective appointments as a Director in June 2008. Ronald Marusiak, whose service as a director ended upon adjournment of the 2008 annual meeting, served as a member of the Audit Committee until June 25, 2008. Pursuant to the Audit Committee charter, the Audit Committee oversees Mobile Mini’s financial reporting process and meets with management and our independent registered public accounting firm to review the results and scope of the audit and the services provided by the independent registered public accounting firm. The Audit Committee is required by rules of the Securities and Exchange Commission to publish a report to stockholders concerning the Audit Committee’s activities during the prior fiscal year. The Audit Committee’s report for 2008 is set forth elsewhere in this Proxy Statement.

Compensation Committee.  Messrs. Goble (Chairman), McConnell, McNamee and Watts were members of the Compensation Committee during 2008, and Mr. Swani became a member of the committee following his appointment as a Director in June 2008. Ronald Marusiak, who served as a director until adjournment of the 2008 annual meeting, served as a member of the Compensation Committee until June 25, 2008. Pursuant to its charter, the Compensation Committee reviews officer and director compensation and makes recommendations thereon to the Board of Directors. The Compensation Committee also administers our compensation and incentive plans, including our stock option plans and determines, upon review of relevant information from management, the employees to whom options or restricted stock shall be granted. The Compensation Committee’s report on executive compensation is set forth elsewhere in this Proxy Statement.

Nominating and Corporate Governance Committee.  Messrs. McNamee (Chairman), Goble, McConnell and Watts were members of the Nominating and Corporate Governance Committee during 2008. Mr. McNamee’s service commenced following his appointment as a Director in June 2008; he succeeded Ronald Marusiak who served as the Committee Chairman until his retirement as a Director on June 25, 2008. The Nominating and Corporate Governance Committee is responsible for considering and periodically reporting to the Board of Directors on matters relating to the identification, selection and qualification of candidates nominated to the Board and its committees; reviewing and assessing the effectiveness of the Corporate Governance Guidelines on significant corporate governance issues and recommending to the Board proposed revisions to the Guidelines; overseeing the evaluation of management, the Board and the committees thereof; evaluating and recommending compensation for non-employee directors to the Compensation Committee and the Board; and performing such other functions as the Board may from time to time assign to it. The Nominating and Corporate Governance Committee also reviews and makes recommendations to the Board of Directors regarding the size and the composition of the Board. In addition, the Nominating and Corporate Governance Committee will review and consider properly submitted stockholder recommendations on candidates for membership on the Board of Directors as described below. In evaluating such recommendations, the Nominating and Corporate Governance Committee

will use the same review criteria discussed below under “Director Qualifications and Review of Director Nominees.”

Director Qualifications and Review of Director Nominees

The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors. The Committee is responsible for screening and reviewing potential Director candidates and recommending qualified candidates to the Board for nomination. The Committee considers recommendations of potential candidates from the current Directors, management and stockholders. Stockholders’ nominees for directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the Committee to assess his or her qualifications. Nominations must be addressed to the Chairman of the Nominating and Corporate Governance Committee in care of the Secretary of the Company at the Company’s headquarters address, and must be received no later than March 9, 2010, in order to be included in the proxy statement of the next annual election of directors. The Company’s headquarters address is:

Chairman of the Nominating and Corporate Governance Committee
Mobile Mini, Inc.
7420 South Kyrene Road
Suite 101
Tempe, Arizona 85283

The Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. This assessment includes issues of diversity in numerous factors such as work experience; understanding of and achievements in manufacturing, equipment leasing, technology, finance and marketing; and other knowledge and experience relevant to Mobile Mini’s core businesses. These factors, and any other qualifications considered useful by the Nominating and Corporate Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis that the Nominating and Corporate Governance Committee, and the Board, places on various selection criteria may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Corporate Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess.

Director Attendance at Annual Stockholder Meetings

Members of our Board of Directors are encouraged to attend our annual meetings of stockholders. The Board does not have a formal policy that requires attendance the annual meetings because our Directors consistently are present at stockholder meetings. All Directors attended last year’s annual meeting of stockholders and we anticipate each will be present at this annual meeting. Our Board schedules its meetings such that a meeting of the Board is held on the same date as the annual meeting of the stockholders.

Director Compensation

We currently have six non-employee directors that qualify for compensation. In 2008, each non-employee director received an annual payment of $28,000 plus $1,200 for each Board meeting and $750 for each Committee meeting attended in person. If a non-employee director attends a Board or committee meeting via telephone conference call or otherwise than in person, he receives $250 for such meeting attendance. The Lead Independent Director receives an additional $5,000 annual retainer, the chair of the Audit Committee receives an additional $8,000 annual retainer, and the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional annual retainer of $4,000. On August 1st of each year, each non-employee director receives an automatic award of shares of our common stock having a fair market value of $82,500. The stock award is made pursuant to our 2006 Equity Incentive Plan.

Directors who are executive officers and employees of Mobile Mini do not receive any separate compensation for serving as directors. Pursuant to his employment agreement, Mr. Trachtenberg receives for his board service the same fees and equity grants paid to non-employee directors. We indemnify our Directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to Mobile Mini. This is required by our Certificate of Incorporation, and we have also signed agreements with our Directors, contractually obligating us to provide this indemnification to them.

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2008.

Director Summary Compensation

		2008
	Fees Earned or Paid	Stock Awards
Name	in Cash ($)(1)	($)(2)	Total ($)

Michael E. Donovan(3)	18,600	89,365	107,965
Jeffrey S. Goble	49,950	82,495	132,445
Frederick G. McNamee(4)	24,850	89,370	114,220
Stephen A McConnell	55,900	82,495	138,395
Sanjay Swani(3)	19,350	89,365	108,715
Michael L. Watts	52,900	82,495	135,395
Ronald J. Marusiak(5)	28,300	—	28,300

(1)	The table below summarizes the fees earned or paid to each director.

	Annual
	Director	Chairman or Lead		Total Cash
	Fee	Director Retainer	Meeting Fees	Compensation

Michael E. Donovan(b)	$14,000	$—	$4,600	$18,600
Jeffrey S. Goble(a)(b)	28,000	4,000	17,950	49,950
Frederick G. McNamee(b)	14,000	4,000	6,850	24,850
Steven A McConnell(a)(b)	28,000	8,000	19,900	55,900
Sanjay Swani(b)	14,000	—	5,350	19,350
Michael L. Watts(a)(b)	28,000	5,000	19,900	52,900
Ronald J. Marusiak(a)	14,000	2,000	12,300	28,300

(a)	Amounts in the table above do not include payments made in 2008 to each non-employee director for a portion of the 2007 annual director fees ($6,000) and $500 to four non-employee directors for two meetings held in December 2007.

(b)	Amounts in the table above include a payment of $7,000 made in 2009 to each non-employee in connection with the 2008 annual director fees.

(2)	Under the Mobile Mini, Inc. 2006 Equity Incentive Plan (the “Incentive Plan”), each non-employee director is automatically awarded shares of Mobile Mini common stock having a fair market value of $82,500 at the time of award. The Company does not issue fractional shares for these awards nor does the Company compensate in cash for any fractional differences between the share-value and $82,500. The value of stock awards included within this column represent the compensation costs recognized by us in fiscal year 2008 for stock awards made in 2008, calculated pursuant to SFAS No. 123(R) Share-Based Payment (“SFAS 123(R)”). The values included within this column have not been, and may never be, realized. The value of the shares realized by the holder will depend on the share price on the date the shares awarded are sold.

(3)	Mr. Donovan and Mr. Swani were each elected a director effective upon the closing of the acquisition of MSG on June 27, 2008. Each was paid a prorated amount of the annual director fee and received an award of 333 shares of common stock at the time of his election pursuant to the Incentive Plan. Each also received an annual grant of shares on August 1, 2008 pursuant to the Incentive Plan.

(4)	Mr. McNamee was elected a director on June 25, 2008. He was paid a prorated amount of the annual director fee and received an award of 322 shares of common stock at the time of his election. He received an annual grant of shares on August 1, 2008 pursuant to the Incentive Plan.

(5)	Mr. Marusiak served as a director until his retirement on June 25, 2008. The amounts reported in the table reflect all compensation paid to or earned by him for such service through the date of retirement. After his retirement, Mr. Marusiak served as a member of the board of directors of Mobile Mini UK Limited, a subsidiary of Mobile Mini. He is paid a total of $28,000 per year in director fees and also is reimbursed any costs and expenses incurred in attending meetings of the board of directors of that company. The term of service is through June 30, 2010. Amounts paid for service as a director of the subsidiary are not included in the table.

Non-Employee Director Stock Ownership Requirement

Stock ownership guidelines for non-employee directors of Mobile Mini were approved by the Compensation Committee and adopted by the Board, effective on January 1, 2007. Each non-employee director is required to own shares of our common stock having a value at least equal to four times the annual retainer paid to non-employee directors. The measurement date to determine compliance with the stock ownership requirement is December 31st of each year. The requirement is being phased in over a four-year period, and any newly elected non-employee director shall have four years following his or her election to the Board to meet the stock ownership requirement. We do not have similar stock ownership requirement for our officers.

Communication with the Board of Directors

Stockholders may communicate with the Board of Directors by writing to us at either 800 Third Avenue, 36 Floor, New York, NY 10022, Attn: Mobile Mini Investor Relations, or at Mobile Mini, Inc., 7420 South Kyrene Road, Suite 101, Tempe, Arizona 85283, Attn: Corporate Secretary. Communication received in writing will be distributed to the Chairman of the Board or the chairman of the appropriate Board committee, depending on the facts and circumstances contained in the communication received. The Corporate Secretary has been instructed not to forward items that are deemed to be of a frivolous nature, unrelated to the duties and responsibilities of the Board or are otherwise inappropriate for the Board’s consideration. In certain instances, the Corporate Secretary may forward such correspondence elsewhere in the Company for review and possible action or response.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (including Supplemental Code of Ethics for the Chief Executive Officer and Senior Financial Officers) (the “Code”) that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code embodies our principles and practices relating to the ethical conduct of Mobile Mini’s business and its commitment to honesty, fair dealing and full compliance with all laws and regulations affecting Mobile Mini’s business. The Code is posted on our Internet web site (www.mobilemini.com) under the “Corporate Governance” section of the “Investor Relations” page.

We will provide a copy of the Code upon request made by writing to us at Mobile Mini’s address provided elsewhere. We intend to satisfy the disclosure requirement regarding an amendment to, or waiver from, a provision of the Code by posting such information on our web site, at the address and location specified above, and to the extent required, by filing a Current Report on Form 8-K with the SEC disclosing such information.

Audit Committee Disclosure

The Audit Committee is comprised solely of independent Directors, and, among other things, is responsible for:

•	establishing policies and procedures for appointing, reviewing, and overseeing the performance and independence of the independent registered public accounting firm (“independent auditors”);

•	reviewing with independent auditors and financial management of the Company and approving the plan and scope of the audit and permissible audit related work;

•	pre-approving all audit and permissible non-audit fees;

•	reviewing and approving the guidelines established for the dissemination of financial information;

•	holding meetings periodically with the independent and internal auditors, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment, and compliance with Company policies;

•	reviewing consolidated financial statements and disclosures;

•	reviewing with management and independent auditors and approving disclosure controls and procedures and accounting principles and practices; and

•	performing other functions or duties deemed appropriate by the Board.

Audit Committee Pre-approval Policy

The Audit Committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the Audit Committee subject to certain restrictions. The policy sets out the specific services pre-approved by the Audit Committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired. The pre-approval policy does not include a delegation to management of the Audit Committee responsibilities under the Securities Exchange Act of 1934.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2008, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management,

(2) discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and

(3) received the written disclosure and letter from the Auditors with respect to the matters required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at the February 18, 2009 meeting of the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. The Board has approved this inclusion.

THE AUDIT COMMITTEE

Stephen A McConnell (Chair)
Michael E. Donovan
Jeffrey S. Goble
Frederick G. McNamee, III
Michael L. Watts

PROPOSAL 2:

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee selected Ernst & Young LLP as our independent registered public accounting firm to perform the audit of Mobile Mini’s consolidated financial statements and the effectiveness of internal control over financial reporting for the year ending December 31, 2009. In taking this action, the Audit Committee considered Ernst & Young’s independence with respect to the services to be performed and other factors, which the Audit Committee and the Board of Directors believe is advisable and in the best interest of the stockholders. As a matter of good corporate governance, the Audit Committee has decided to submit its selection to stockholders for ratification. Representatives of Ernst & Young are expected to attend the annual meeting. They will have the opportunity to make a statement at the annual meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

Fees Paid to Ernst & Young LLP

The Audit Committee, with the ratification of the stockholders, engaged Ernst & Young LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2008. The following is the breakdown of aggregate fees paid to the auditors for the Company for the last two fiscal years:

Fee Category	2007 Fee ($)	2008 Fees ($)

Audit Fees(1)	972,616	1,096,763
Audit Related Fees(2)	-0-	619,207
Tax Fees(3)	-0-	123,016
All Other Fees(4)	1,500	1,385

Total Fees	974,116	1,840,371

(1)	Audit fees include fees associated with the annual audit, including the audit of internal control over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits required internationally, comfort letters associated with the issuance of debt or equity securities; review of documents filed with the SEC, and accounting and financial reporting consultation and research work necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)	Audit-related fees relates to due diligence services performed related to the acquisition of Mobile Storage Group.

(3)	Tax fees primarily relate to tax compliance services related to state, local and franchise taxes, and advisory services related to the Company’s United Kingdom operations.

(4)	All other fees relate to the Company’s annual subscription for EY/Online service.

None of the above-described professional service fees were approved by the Audit Committee in reliance upon the de minimus exception to the pre-approval requirements of federal securities laws and regulations.

An affirmative vote of the majority of the votes cast at the annual meeting is required to ratify the selection of Ernst & Young LLP as the Company’s independent auditor. Abstentions will not be counted either as for or against this proposal. If the appointment of Ernst & Young LLP as auditors for 2009 is not approved by stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment for 2009 will stand, unless the Audit Committee determines there is a reason for making a change.

The Board of Directors Recommends a Vote “FOR” Proposal 2.

PROPOSAL 3:

APPROVAL OF AN AMENDMENT TO THE
2006 EQUITY INCENTIVE PLAN

General

At our 2006 annual meeting, stockholders approved the Mobile Mini, Inc. 2006 Equity Incentive Plan (the “Plan”). At present, a total of 1,200,000 shares are authorized for issuance under the Plan. Various types of stock-based awards may be issued under the Plan, including stock options, shares of restricted stock, restricted stock units, and stock appreciation rights. The Plan is administered by the Compensation Committee of our Board of Directors (the “Committee”), and all of our employees and directors are eligible to be granted awards under the Plan. Except for annual grants to our non-employee directors which are made automatically on each August 1st under the Plan, awards are made at the discretion of the Committee. Our non-employee directors are awarded on each August 1st that number of shares of common stock having a fair market value of $82,500. As of March 31, 2009, a total of 988,365 shares had been awarded, net of cancellations, under the Plan and 211,635 shares were available for awards under Plan.

We are now asking our stockholders to approve an amendment to the Plan to increase the maximum number of shares that may be issued pursuant to the Plan from 1,200,000 by an additional 3,000,000 shares.

Based on past grant history, we believe that this increase in shares will suffice for equity grants for three to five years, depending upon company activity and our stock price. Consistent with our past practice, we would seek stockholder approval for additional authorized shares when the number of shares available for granting have been exhausted.

The 2006 Equity Incentive Plan is the method we currently use to provide equity incentive compensation to eligible employees and non-employee directors. The Board believes that our 2006 Equity Incentive Plan is in the best interest of stockholders and Mobile Mini, as equity awards granted under the plan help to attract, motivate, and retain talented employees and non-employee directors, align employee and stockholder interests, link employee compensation with company performance, and maintain a culture based on employee stock ownership. Equity is a significant component of total compensation for our employees. If the Compensation Committee and management granted fewer equity awards to employees, they would need to provide compensation in other forms to provide a total compensation package that is competitive with other companies.

Initial shares authorized under the 2006 Equity Incentive Plan	1,200,000
Shares awarded from February 22, 2006 through March 31, 2009	(995,865)
Shares cancelled from February 22, 2006 through March 31, 2009	7,500

Shares available to be granted as of March 31, 2009	211,635
Additional shares requested under this amendment	3,000,000

Estimated total shares available for issuance from June 2009 (assuming approval)	3,211,635

Proposal No. 3 must be approved by a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

The Board of Directors Recommends a Vote “FOR” Proposal 3.

Purpose of the Plan

The Plan allows us to make broad-based grants of stock options, restricted stock awards and other stock-based compensation, any of which may or may not require the satisfaction of performance objectives, to employees and to non-employee directors through February 22, 2016. The purpose of these equity awards is to attract, motivate and retain talented employees and non-employee directors, align employee and stockholder interests, link employee compensation with company performance, and maintain a culture based on employee stock ownership.

Key Terms of the Plan

The following is a summary of the key provisions of the Plan, assuming that stockholders approve this Proposal No. 3. The following summary of major features of the 2006 Equity Incentive Plan is qualified in its entirety by reference to the actual text of the 2006 Equity Incentive Plan, set forth as Exhibit A.

Plan Term:	February 22, 2006 to February 22, 2016.

Eligible Participants:	Employees of Mobile Mini and its subsidiaries, and non-employee directors of Mobile Mini. As of March 31, 2009, there were approximately 1,950 individuals eligible to participate in the Plan. Except with respect to automatic awards to non-employee directors, the Compensation Committee will determine which individuals will participate in the Plan.

From February 22, 2006 (the date the Plan was approved by the Board) through March 31, 2009, we granted options and restricted stock awards for 995,865 shares under the Plan, of which 7,500 were cancelled. As of March 31, 2009, there were 211,635 shares available for grant under the Plan.

As of that date, 28,750 shares were issuable upon the exercise of outstanding options granted under the Plan. The weighted average exercise price of these options was $29.82 per share (and the closing price of our common stock on that date was $11.52 according to the NASDAQ Stock Market) and the average remaining term of these options was 7.27 years. As of March 31, 2009, Mobile Mini had 798,844 outstanding unvested shares of restricted stock.

Shares Authorized:	1,200,000 shares, subject to adjustment only to reflect stock splits and similar events; 3,000,000 additional shares if the Proposal is adopted.

Award Types:	Stock options; restricted stock awards; restricted stock units; stock appreciation rights; performance stock; performance stock units; and cash-based awards.

Share Price Limit:	No shares subject to equity awards granted under the Plan may have an exercise price or purchase price per share that is less than fair market value on the applicable date of grant.

162(m) Share Limits:	So that awards may qualify under Section 162(m) of the Internal Revenue Code, which permits performance-based compensation meeting the requirements established by the IRS to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain senior executives, the Plan limits awards to individual participants such that no more than 300,000 shares may be made subject to awards granted to a employee in any one year. This limit is greater than the number of options or shares of restricted stock that Mobile Mini has granted or awarded to any individual in the past. We do not currently intend to significantly increase the grant date value of our equity awards to executive officers.

Award Terms:	Stock options generally will have a term no longer than ten years. The Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock awards, restricted stock units and other stock-based awards contingent upon continued employment with Mobile Mini, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate.

Vesting:	Determined by the Compensation Committee. Options generally vest over four or four and one-half years. Restricted stock awards to employees other than executive officers generally vest over five years; awards to executive officers generally vest in part (usually one-half of the award) due to passage of time and the remainder only upon achievement of performance goals. Awards to non-employee directors are fully vested upon award.

Not Permitted:	• Granting stock options or other awards at a price below the market price of Mobile Mini common stock on the date of grant; or

• Repricing or reducing the exercise price of a stock option or other stock award without stockholder approval.

Eligibility and Non-Employee Director Awards

Only employees of Mobile Mini and its subsidiaries and our non-employee directors are eligible to received awards under the Plan. The Committee determines which employees will participate in the Plan, and the Plan provides for the automatic grant to our non-employee directors on each August 1st of shares of stock with a value (determined by the closing price of our common stock on August 1st or the next following trading date if August 1st is not a trading day) of $82,500 as part of the annual fee we pay our non-employee directors. As of March 31, 2009, there were approximately 1,944 employees and six non-employee directors eligible to participate in the Plan.

Awards

The Plan allows the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, shares of common stock, and other stock-based awards, any or all of which may be made contingent upon the achievement of performance criteria. Subject to Plan limits, the Committee has the discretionary authority to determine the amount of awards to employees. The use of performance-based requirements will be considered in the context of our total compensation program and the significant level of pay-for-performance requirements already incorporated into our compensation practices.

We typically measure the value of an award by reference to the market value of our common stock on the date of the award, and our current practice is to make one-half of an award to a management level employee subject to vesting over time (typically over four years) and one-half subject to vesting based upon performance-based requirements.

Vesting and Exercise of Stock Options and SARs

The exercise price of stock options granted under the Plan may not be less than the market value (the closing price, as reported on the NASDAQ Stock Market) of our common stock on the date of grant. The option term may not be longer than ten years. Unless the Committee sets a different vesting schedule, options vest (become exercisable) in equal installments over the four and one-half years following the date of grant with vesting commencing six months after the date of grant and annually thereafter. The Committee may establish performance vesting criteria, if any, provided that no stock option may be exercised less than one-half year from the date of grant. We may require the participant to satisfy tax-withholding requirements before issuing common stock under the Plan. Similar terms and limitations apply to SARs, in the event any are granted under Plan.

Vesting of Restricted Stock

The Committee may make the grant, issuance, retention, and/or vesting of restricted stock (and restricted stock units, in the event any are ever issued) contingent upon continued employment with Mobile Mini, the passage of time, or such performance criteria and the level of achievement against such criteria as it deems appropriate. Except in the case of death, disability, or retirement of the participant, vesting of restricted stock and RSUs that is contingent upon the achievement of performance objectives must be based on performance over a period of not less than one year. Awards that are contingent upon continued employment or the passage of time are currently awarded subject to vesting in equal installments over four years (in the case of management employees) or four and one-half years (in the case of all other employees) from the date of award.

Dividends

Unless otherwise provided by the Committee, no adjustment may be made in shares issuable under awards due to cash dividends that may be paid or other rights that may be issued to the holders of shares before their issuance under any award. The Committee will specify whether dividends or dividend equivalent amounts are to be paid to any participant with respect to the shares subject to any award that have not vested or been issued, or that are subject to any restrictions or conditions on the record date for dividends. As of March 31, 2009, no dividends or dividend equivalents had ever been issued.

Eligibility under Section 162(m) of the Tax Code

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the tax code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m) of the tax code, the performance criteria will be based on stock price appreciation (in the case of options or stock appreciation rights) or on one or more of the other factors set forth in the Plan (which may be adjusted as provided in the plan), applied either individually, alternatively, or in any combination, to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Committee in the award.

To the extent that an award under the Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m) of the tax code, the performance criteria can include the achievement of strategic objectives as determined by the Committee or the Board.

The number of shares of common stock, stock options, or other benefits granted, issued, retainable, and/or vested under an award due to satisfaction of performance criteria may be reduced by the Committee based on any further considerations that the Committee may determine in its sole discretion.

Transferability

Unvested awards granted under the Plan, as well as stock options prior to their exercise, are not transferable except by will or the laws of descent and distribution, except that the Compensation Committee may in its absolute discretion consent to permit the transfer of any award upon request of a participant.

Administration

The Compensation Committee administers the Plan. The Compensation Committee selects the employees who receive awards, determines the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the Plan, establishes the terms, conditions and other provisions of the awards. The Compensation Committee may interpret the Plan and establish, amend and rescind any rules relating to the Plan, including adoption of rules, procedures or sub-plans applicable to particular subsidiaries or employees in particular locations.

Amendments

The Board may terminate, amend or suspend the Plan, provided that no action may be taken by the Board (except those described in “Adjustments”) without stockholder approval to amend the Plan in any manner that requires stockholder approval pursuant to the Internal Revenue Code or the regulations promulgated thereunder or pursuant to the Securities Exchange Act of 1934 or any rule promulgated thereunder or pursuant to NASDAQ rules.

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of Mobile Mini’s common stock, or any similar event affecting Mobile Mini’s common stock, the Compensation Committee shall adjust the number and kind of shares available for grant under the Plan, and subject to the various limitations set forth in the Plan, the number and kind of shares subject to outstanding awards under the Plan, and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of Mobile Mini on outstanding awards granted under the Plan shall be specified in the agreement relating to the merger or reorganization, subject to the limitations and restrictions set forth in the Plan. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash. With regard to each outstanding stock option, in the event an employee is terminated within one year of a merger or other specified transaction, the stock option will vest as to the number of shares that would have vested if the employee had remained employed for 12 months following his or her date of termination.

U.S. Tax Consequences

The federal tax rules applicable to the Plan under the tax code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides. Stock option grants under the Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, no federal income tax is payable by a participant upon the grant of a stock option, and a deduction is not taken by the company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock is also governed by Section 83 of the tax code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

The American Jobs Creation Act of 2004 added Section 409A to the tax code, generally effective January 1, 2005. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not affect our ability to deduct deferred compensation.

Section 409A applies to restricted stock units, performance units, and performance shares. Grants under such plans will continue to be taxed at vesting but will be subject to new limits on plan terms governing when vesting may occur. If grants under such plans do not allow employees to elect further deferral on vesting or on distribution, no negative impact attaches to the grants. However, further guidance from the IRS is expected and could change the way such plans must be governed. To date, we have not granted these types of awards under the Plan.

Section 409A does not apply to incentive stock options, non-qualified stock options (that are not discounted), and restricted stock, provided that there is no deferral of income beyond the vesting date. Section 409A also does not cover SARs if the SARs are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock, and there are not any features that defer the recognition of income beyond the exercise date.

As described above, awards granted under the Plan may qualify as “performance-based compensation” under Section 162(m) of the tax code. To qualify, options and other awards must be granted under the Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options and stock-settled SARs to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the Plan, as established and certified by a committee consisting solely of two or more “outside directors.”

EQUITY COMPENSATION PLAN INFORMATION

We maintain the 1994 Stock Option Plan (the “1994 Plan”), the 1999 Stock Option Plan (the “1999 Plan”) and the 2006 Equity Incentive Plan (the “2006 Plan”), pursuant to which we may grant equity awards to eligible persons. The 1994 Plan expired in 2003 and no additional options may be granted thereunder; outstanding options continue to be subject to the terms of the 1994 Plan until their exercise or termination. The following table summarizes our equity compensation plan information as of December 31, 2008. Information is included for both equity compensation plans approved by our stockholders and equity plans not approved by our stockholders.

Common Shares
	Common Shares to be		Remaining Available
	Issued Upon	Weighted-Average	for Future Issuance
	Exercise of	Exercise Price of	Under Equity
	Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options, Warrants	(Excluding Shares
	and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders(1)	1,755,603	$17.51	393,185
Equity compensation plans not approved by stockholders	-0-	-0-	-0-

Totals	1,755,603	$17.51	393,185

(1)	Of these shares, options to purchase 12,000 shares were outstanding under the 1994 Plan, options to purchase 1,714,853 shares were outstanding under the 1999 Plan and options to purchase 28,750 shares were outstanding under the 2006 Plan. This reflects a minor calculation adjustment made subsequent to the filing of our Annual Report on Form 10-K.

On April 15, 2009, the closing price of Mobile Mini’s common stock as reported by The NASDAQ Stock Market was $12.70.

OTHER MATTERS

Our Board of Directors knows of no matters, other than the proposals presented above, to be submitted to the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the proxy card enclosed with this proxy statement to vote the shares they represent as the Board may recommend.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee of the Board of Directors (which we also call “the Committee” in this section of the proxy statement) has responsibility for establishing, implementing and monitoring the Company’s compensation philosophy as it relates to our executive officers. Our executive officers have broad policy-making authority in Mobile Mini, and the Committee holds them responsible for the Company’s financial performance and for setting and maintaining a culture of strong ethics. This section of our proxy statement describes Mobile Mini’s compensation program for executive officers. The focus is on the compensation program and decisions for 2008. In the section below captioned “Looking Ahead,” we discuss changes that the Committee implemented for 2009.

Compensation Philosophy and Objectives

The Committee believes that an effective executive compensation program rewards the achievement of identified annual, long-term and strategic goals by the Company. An effective program seeks to align the interests of the Company’s executives with those of its stockholders by rewarding performance above established goals which may be expected to enhance stockholder value. The Committee considers performance and compensation to ensure that the Company is able to attract and retain superior people in key positions and that compensation provided to key employees is competitive relative to the compensation paid to similarly situated executives in peer companies generally. The Committee believes that an effective means of achieving those objectives is to provide a compensation package to the Company’s executives, including the named executive officers that includes both cash and stock-based compensation that rewards performance measured against established goals.

Compensation decision-making in 2008 was challenging for a number of reasons. At mid-year, Mobile Mini concluded the largest acquisition in its history with the acquisition by merger of Mobile Storage Group, Inc. (“MSG”). On the compensation front, this presented challenges of identifying, attracting and retaining those MSG executives who would join the Company’s executive management team following the merger and for retaining talented Mobile Mini employees responsible for integrating two large companies. As 2008 progressed, all of the Company’s compensation decisions were made against a backdrop of deteriorating national and worldwide economic conditions that affected the Company’s business as it affected most others.

Setting Executive Compensation

Overview of Process and Goals.  The Committee works closely with the CEO to structure the Company’s annual and long-term incentive-based executive compensation to motivate executives to achieve the business goals set for the Company and to reward the executives for achieving those goals. This may take the form of Company-wide goals or discrete business unit based goals, or a combination, depending upon various factors, including a particular executive’s role in company and his or her primary areas of responsibility. The Committee historically reviews and sets executive compensation during November or December of each year, in conjunction with the Company’s budgeting process for the following year. This process includes setting the Company’s near and long-term business goals, the Company’s financial performance targets and other business goals. In connection with its review and setting of executive compensation, the Compensation Committee in the past has from time to time engaged the services of the compensation consulting firm Pearl Meyer & Partners LLC. Although the Committee engaged Pearl Meyer in 2007 to review the competitiveness of Mobile Mini’s executive compensation program, it did not engage any consultants during 2008. This decision was made in large part when management consulted with the Committee during the latter part of 2008 and indicated that, in light of the trends in the economy generally, the effects of the national recession on the Company’s financial results and the cuts in the Company’s work force and other cost savings initiatives instituted by the Company, management believed that minor salary and bonus program adjustments, if any would be more appropriate than seeking wholesale program increases.

Because 2008 base salaries generally reflected a modest 5% increase over 2007 salaries, we include a description of the 2007 salary setting process. In 2007, in connection with the Committee’s review of executive compensation for 2008, Pearl Meyer & Partners and the Committee, in consultation with senior management, had identified a peer group composed of industry peers, related industry companies and selected companies with EBITDA growth and margins ranging from 80% to 300% of the Company’s. The peer group currently consists of the following companies:

•	Ashtead Group plc;

•	ATP Oil and Gas Corporation;

•	Casella Waste Systems, Inc.;

•	Cintas Corporation;

•	Factset Research Systems, Inc.;

•	Glacier Bancorp, Inc.;

•	H&E Equipment Services, Inc.;

•	Hornbeck Offshore Services, Inc.;

•	McGrath Rentcorp;

•	Neff Corporation;

•	Public Storage, Inc.;

•	Sciele Pharma, Inc.;

•	Strayer Education, Inc.;

•	TAL International Group, Inc.;

•	Techne Corporation; and

•	United Rentals, Inc.

Williams Scotsman International, Inc. was included within this peer group until it was acquired by Algeco in late 2007.

In addition to peer group data, six published or private compensation surveys were also utilized in 2007 by the consultants and comparisons to survey benchmark positions were made based on Mobile Mini’s size. Comparisons were reported relative to peer and survey 25th, 50th and 75th percentile levels. Overall, the study suggested that Mobile Mini’s base salary, total cash compensation, long-term incentives and total remuneration in effect during 2006 ranged from market to below market at the 25th percentile and the 50th percentile, to approximately 22% to 36% below market at the 75th percentile of the peer group. For 2007, executive salaries were set with a purpose of raising salaries to be more in line with the 75th percentile of the peer group.

The Committee has no pre-established policy or target for the allocation between either cash and non-cash compensation or short-term and long-term incentive compensation. Rather, the Committee considers the views of the executives as to the retention and motivation effects of various types of compensation awards, the historical compensation patterns of the Company’s compensation awards and other subjective and objective factors, including the performance of the senior executive management team and each individual executive during recent periods. The Committee noted that the compensation of the chief executive officer and of the chief financial officer in 2007 would be heavily weighted towards incentive compensation, with approximately 20% of each officer’s maximum achievable compensation based upon base salary and the remainder based upon achievement of maximum goals under the cash bonus plan and the value of restricted stock awards based on the market price of the Company’s common stock on the date of the award.

2008 Executive Compensation Components

For the year ended December 31, 2008, the main elements of compensation for the named executive officers were:

•	base salary;

•	a performance-based cash bonus plan; and

•	equity-based long-term compensation.

Other elements of compensation that Mobile Mini provides its executive officers include a 401(k) retirement savings plan, in which all eligible employees may participate, and modest perquisites and other personal benefits to executive officers.

Base Salary

Mobile Mini provides named executive officers and other employees a base salary to compensate them for services rendered during the fiscal year. Base salary for each named executive officer is determined based on his or her position and responsibility. During its review of base salaries for executives, the Committee primarily considers an internal review of the executive’s compensation and the performance of the executive. Salary levels are considered annually as part of the Committee’s year end review process, and in conjunction with the annual budget and performance forecasting of management, which is generally conducted during November or December of each year. Since at least 2002, the Committee has focused more attention on the equity component of overall executive compensation, and the base salary of the chief executive officer and the chief financial officer has increased at the rate of approximately five percent per year between 2002 and 2006. As noted above, for 2007, the Committee working with information developed by Pearl Meyer & Partners, an independent compensation consultant hired by the Committee, determined to bring the base salary that Mobile Mini pays to its executives into line with approximately the 75th percentile of the salary paid by its peer group. For 2008, the Committee returned to the general 5% increase characteristic of its actions in prior years. For 2008, the Committee set Mr. Bunger’s base salary at $525,000 and Mr. Trachtenberg’s at $341,250, compared to base salaries of $500,000 and $325,000, respectively, in 2007. Base salaries for the other named executive officers (Ms. Keeley and Messers. Lemley and Marshall) for 2008 ranged from $175,000 to $257,500. Most Mobile Mini senior vice presidents (including each of the other named executive officers) who are resident in the United States are party to a non-competition agreement with the Company under which the officer is paid an additional $5,000 per year.

Mr. Funk’s employment with the Company began on November 3, 2008, and the principal terms of Mr. Funk’s employment are set forth in his employment agreement. Under the employment agreement, Mr. Funk serves as the Company’s executive vice president and chief financial officer. The terms of the employment were negotiated by Mr. Funk and the chief executive officer, with review and input from the Committee and the Board. Mr. Funk succeeded Lawrence Trachtenberg as chief financial officer following the filing of the Company’s quarterly report on Form 10-Q for the period ended September 30, 2008. Mr. Funk’s base salary under the employment agreement is $341,500 per annum for fiscal year ended December 31, 2008 (pro rated for the employee by us in 2008), and thereafter will be set by the Committee but will be at least $341,500 per annum. Other negotiated terms of Mr. Funk’s employment agreement relating to compensation include (i) a cash bonus in respect of 2009 in an amount of no less than 25% of his base salary for 2009, which bonus will be payable if he is an employee of the company on December 31, 2009 and (ii) an award of shares of restricted stock having a fair market value of $750,000 on the date of the award. The award of 46,845 shares (with a fair market value of $16.01 per share, which was the closing price on the date of award as reported by the NASDAQ Stock Market) was made on November 3, 2008. The restricted shares are scheduled to vest in three equal annual installments commencing on November 3, 2009.

Non-Equity Incentive Plan and Bonuses

Under the Company’s Non-Equity Incentive Plan, Company’s chief executive officer, chief financial officer and other executive officers and certain employees (including the other named executive officers) are eligible for a cash bonus if the Company achieves identified target levels of earnings per share, total revenue, and EBITDA and/or components thereof. Target amounts of revenue, EBITDA and earnings per share are established by the Committee and the Board during the Company’s budgeting process, and those amounts are discussed by management with the Committee and then linked to “minimum,” “target” and “maximum” bonus performance goal amounts. The budgeting process and the related establishment of bonus payout levels involve the Company’s management building operating budgets using different assumptions concerning factors that have a direct and measurable effect upon the Company’s financial and operating performance, including, for example, trends in general economic conditions, trends in specific industries (such as the non-residential construction industry or the retail trade industry) in which large numbers of the Company’s customers operate, interest rates, and other factors. The performance goals may be adjusted during the performance period to account for acquisitions and other events that have predictable and quantifiable effects upon the levels initially set in connection with the performance goals. Under each of the goals, the Committee adopted a sliding scale under which the CEO, the CFO and each executive officer (including certain of the named executive officers) could earn a bonus equal to a percentage of the executive’s base salary, with the percentage ranging from 25% up to a maximum of 200% of base salary if the maximum target was achieved in each category, with each category accounting for one-third of the total maximum bonus amount available under the bonus plan. With other executive officers, the non-equity incentive plan also are conditioned on other performance goals pertaining to their area of responsibility and the one-third allocation of these prementioned categories is adjusted downward to account for the additional required goal achievements, which in total would still be equal to 100%.

Cash compensation payments in 2008 to the Company’s named executive officers reflect relatively substantial reductions from cash compensation levels in 2007 and reflect a variety of factors. In 2008, the general slowdown in the economy throughout the year adversely affected the Company’s performance results at the same time that the Company was closing the MSG acquisition and integrating its operations, cutting costs to yield acquisition-related synergies, restructuring its manufacturing operations, becoming cash flow positive for the first time and paying down debt. Despite the positive developments in the Company’s operations, the majority of the cash bonus thresholds under which executive officers qualify for automatic cash payments under the Company’s Equity Incentive Plan were not achieved in 2008. However, the Compensation Committee considered these positive developments in the Company’s operations and the contributions of the Company’s executive officers and employees, and decided to award cash bonuses to each named executive, albeit at significantly reduced levels from prior years. The bonuses were generally awarded as a percentage of base salary: Mr. Bunger 35.0%; Mr. Trachtenberg 25.0%; Ms. Keeley 27.7%; Mr. Lemley 19.3% and Mr. Marshall 18.6%. Mr. Funk was not a participant in the cash bonus plan during 2008. These cash bonus amounts are reflected in column (d) of the Summary Compensation Table included elsewhere in this proxy statement. During the five years prior to 2008, the Company’s CEO and CFO achieved performance between the target and maximum levels three times, achieved performance between the minimum and target levels one time and the Company has paid only the minimum bonus level amount one time. The non-equity incentive plan payout percentage over the past six years, including 2008 which were not achieved, has been between 0% and 100% of the participant’s maximum possible award, with an average payment of approximately 42%. Generally, the Committee endeavors to set the maximum payout level such that the relative difficulty of achieving the goal is anticipated to be consistent from year to year. The Committee developed the three-target category plan over time and believes it aligns the efforts of the Company’s management with the interests of its stockholders. In addition, for certain positions below the CEO and CFO level, the non-equity incentive plan awards are conditioned on performance goals pertaining to their area of responsibilities, including Messrs. Lemley and Marshall.

Prior to 2007, the executive cash bonus plan included a subjective bonus feature under which a bonus payment of up to 15% of the executive’s base salary could be paid in the Committee’s discretion. In connection with the 2007 cash bonus plan, the Committee terminated the subjective bonus feature. The subjective bonus amount paid in relation to 2006 (and the fact that no subjective bonus amount was paid in 2007) is reflected in column (d) of the Summary Compensation Table, included elsewhere in this proxy statement.

Equity-Based Incentives

The Committee may grant stock options, make awards of restricted stock and make other equity-based awards to executives and other employees under the Mobile Mini 2006 Equity Incentive Plan. The Equity Incentive Plan was adopted by the Board of Directors in February 2006 and approved by the Company’s stockholders in June 2006 at the annual meeting. In granting awards under this plan, the Committee may establish any conditions or restrictions it deems appropriate. The Company’s chief executive officer traditionally has recommended to the Committee the size of stock-based awards for all officers and other employees as part of the Company’s annual budget process. Grants of equity-based awards to officers and other employees of the Company are made by the Compensation Committee in each instance. In connection with the restricted stock awards made to executive officers in respect of 2007 and 2008 (i.e., awards made in December of 2006 and December of 2007), one-half of the restricted stock awards vest, if at all, upon achievement of performance goals of the four fiscal years following the date of the award, and the other half of each award vests in equal annual installments over four years if the recipient of the grant remains an employee throughout the vesting period.

On December 14, 2007, the Committee made awards of restricted stock under the 2006 Equity Incentive Plan to the CEO, the CFO (Mr. Trachtenberg) and each of the other named executive officers. The Committee awarded

46,949 shares of restricted stock to Mr. Bunger, 34,687 shares of restricted stock to Mr. Trachtenberg, 14,072 shares of restricted stock to Ms. Keeley, 15,781 shares of restricted stock to Mr. Lemley and 9,666 shares of restricted stock to Mr. Marshall. Half of each of the restricted stock awarded vests in four equal annual installments, with the first vesting occurring on December 14, 2008. The other half of these restricted stock awards will vest in annual installments if the Company achieves stated adjusted EBITDA targets over each of the four fiscal years in the period 2008 through 2011. If the Company does not achieve the adjusted EBITDA target for a particular year, none of the performance based restricted shares for that year will vest. Performance vesting restricted shares that do not vest in a particular year may nevertheless vest at the end of the four-year period if the Company achieves at least 90% of the sum of all of the annual EBITDA targets for the four-year vesting period.

On December 17, 2008, the Committee made awards of restricted stock under the Equity Incentive Plan to certain of our employees, including the CEO, the CFO (Mr. Funk) and the other named executive officers (except Mr. Trachtenberg, who is not an officer of the Company after December 31, 2008). The Committee awarded 34,127 shares of restricted stock to Mr. Bunger, 25,214 shares of restricted stock to Mr. Funk, 10,229 shares of restricted stock to Ms. Keeley, 7,283 shares of restricted stock to Mr. Lemley, and 7,026 shares of restricted stock to Mr. Marshall. These restricted stock awards are scheduled to vest in four equal annual installments, beginning on December 17, 2009. The Committee did not make performance-based (i.e., EBITDA based) awards of restricted stock until January 2009 when the fiscal planning for 2009 was completed. On January 20, 2009, the Committee awarded the following number of performance (EBITDA) based restricted stock awards: Mr. Bunger, 38,064 shares; Mr. Funk, 28,122 shares; Ms. Keeley, 11,408 shares; Mr. Lemley, 8,123 shares; and Mr. Marshall, 7,837 shares. Because these awards were made after December 31, 2008, they do not appear in the Summary Compensation Table or in any of the equity grant and award tables included elsewhere in this proxy statement. In connection with the performance-based shares of restricted stock awarded in January 2009, those shares will vest, if at all, upon the Company’s achievement of state EBITDA targets for each year in the period 2009 through 2012. The 2009 adjusted EBITDA target applicable in connection with such shares is an amount equal to approximately 50% between base and target EBITDA for 2009, the second year’s target being 5% greater than the 2009 target, and each of the third and fourth years’ target being 10% and 15%, respectively, greater than the prior year target.

Annual grants of equity-based awards, including awards of shares of restricted stock, to executive officers are made at the Committee’s regularly scheduled meeting in the late fall, typically in late November or December. In some instances, the Committee may delay the making of some awards until the January of the following year, as was the case in 2009 in respect of the performance-vesting portion of restricted stock awards. Such delays generally would be related to the completion of other Committee or Company actions, such as completion of annual budgeting or completion of compensation or other governance studies or reports. The delays are not related to closing of a financial reporting period or to time awards to announcements of company information. In connection with the hiring or promotion of new executive officers during the course of the year, the Committee generally will make an equity plan award of stock options or, currently, shares of restricted stock, at the time the individual is first elected to the executive officer position, with any further awards to be made in connection with the annual setting of compensation by the Committee during the fall.

401(k) Retirement Savings Plan and Other Benefits

Mobile Mini maintains a contributory retirement plan, the 401(k) Plan, covering all eligible employees in the United States with at least one year of service. This plan is designed to provide tax-deferred retirement benefits to employees in accordance with the provisions of the Internal Revenue Code. The Company annually may make a qualified non-elective contribution in an amount it determines, and may also make discretionary profit-sharing contributions. The Company makes a contribution equal to 25% of the first 4% of each participating employee’s contribution, up to an annual maximum of $2,000 per employee. The amount the Company contributed to each named executive officer in 2007 is reflected in column (i) of the Summary Compensation Table. We have a similar plan as governed and regulated by Canadian law, where we make matching contributions with the same limitations as our 401(k) plan, to our Canadian employees.

In the United Kingdom, our employees are covered by a defined contribution program. The employees become eligible to participate three months after they begin employment. The plan is designed as a retirement benefit program into which we pay a fixed 7% of the annual employees’ salary into the plan. In The Netherlands, our employees are covered by a defined contribution program. All employees become eligible after one month of employment. Contributions are based on a pre-defined percentage of the employee’s earnings. The percentage contribution is based on the employee’s age, with two-thirds of the contribution made by us and one-third made by the employee.

Mobile Mini maintains no other retirement plan under which executives or any other employees may earn the right to receive benefits upon retirement.

Perquisites and Other Personal Benefits

Mobile Mini provides the named executive officers with perquisites and other personal benefits. The costs of the perquisites and personal benefits for the named executive officers for the fiscal year ended December 31, 2008 are included in column (i) of the Summary Compensation Table.

Employment Agreements / Severance

Steven Bunger- Employment Agreement with Chief Executive Officer.  On May 28, 2008, the Company entered into an Amended and Restated Employment Agreement with Mr. Bunger. This employment agreement provides for Mr. Bunger’s continued employment as President and Chief Executive Officer of the Company for a term commencing on May 28, 2008 and expiring on December 31, 2010. Notwithstanding this fixed term, the employment agreement automatically renews for successive one-year periods beginning on December 31, 2008 and on each December 31st thereafter, unless the Company or Mr. Bunger gives 90-day prior written notice of an intention to terminate employment on the last day of the then-current employment period.

Under the employment agreement, Mr. Bunger’s 2008 base annual salary was $525,000. The base salary will be reviewed annually by the Company’s board of directors or the Compensation Committee. Mr. Bunger is eligible for an incentive bonus subject to the terms and conditions of the Company’s incentive bonus plan and as the Compensation Committee may determine. He is eligible for all equity-based employee benefit plans maintained by the Company including, but not limited to, the Company’s 2006 Equity Incentive Plan. He will also receive certain other benefits, including participation in all employee benefit plans, vacation and sick leave, and an automobile allowance of $600 per month.

The Company may terminate the employment agreement for Cause (as defined in the agreement), including upon (i) commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company, (ii) dishonesty or similar willful misconduct in the performance of duties, or (iii) willful violation of any law, rule or regulation in connection with the performance of duties. The Company may also terminate the agreement upon Mr. Bunger’s disability or by written notice (with termination by written notice being effective only if approved by a majority of the board of directors of the Company).

Mr. Bunger may terminate the employment agreement for Good Reason (as defined in the agreement), including upon (i) his demotion in status, title, position, or responsibilities, (ii) a reduction in base salary or failure by the Company to pay any salary or benefits due within 15 days, (iii) discontinuation or reduction of material compensation or benefit plans in which he was participating, (iv) Company insolvency or bankruptcy, (v) material breach of the employment agreement by the Company, (vi) purported termination for Cause by the Company where such Cause does not exist, (vii) in the case of assignment of the employment agreement by the Company, failure of the Company to obtain from such assign an agreement to assume and agree to perform under the employment agreement, or (viii) relocation of Mr. Bunger to an office outside the Phoenix metropolitan area. Mr. Bunger may also voluntarily terminate the employment agreement by 90-day prior written notice to the Company.

The employment agreement may terminate upon a Change of Control of the Company (as defined in the agreement), including (i) an acquisition by any person of more than 35% of the voting shares of the Company, (ii) a change in more than 1/3 of the members of the board of directors, or (iii) the consummation of a merger, consolidation, reorganization, liquidation or dissolution, or sale of all or substantially all of the assets of the Company.

Upon termination by the Company for Cause, death or disability, or upon voluntary termination by Mr. Bunger other than for Good Reason, Mr. Bunger or his estate is entitled to any Accrued Compensation (as defined in the agreement) and, in the case of death or disability, a prorated amount of his cash bonus (determined by the average cash bonus amount paid in the preceding two years). Upon (i) termination by Mr. Bunger for Good Reason, (ii) termination by the Company without Cause, or (iii) termination within one year of a Change of Control of the Company, Mr. Bunger is entitled to any Accrued Compensation plus a lump-sum severance payment of an amount equal to (a) in the case of Good Reason or without Cause, two times the sum of his then-current annual base salary (“Salary”) and the Payment Amount (defined in the employment agreement as his annual base salary in effect in the year in which termination occurs), and (b) in the case of a Change in Control and termination within one year thereafter, three times the sum of his Salary and the Payment Amount. In addition, the Company will continue to pay certain health insurance amounts for Mr. Bunger and his dependents for a period of up to 36 months. Upon a Change in Control or a termination of employment (not including termination by the Company for Cause or voluntary termination by Mr. Bunger other than for Good Reason), his equity-based compensation awards shall vest in full in most circumstances.

The employment agreement also provides that Mr. Bunger will not solicit employees or customers of the Company during his employment or within two years of the termination of his employment.

Mark Funk — Employment Agreement with Chief Financial Officer.  On October 15, 2008, Mobile Mini entered into an employment agreement with Mr. Funk. Mr. Funk became the Company’s Executive Vice President on November 3, 2008 and assumed the Chief Financial Officer position following the filing of the Company’s quarterly report on Form 10-Q for the period ended September 30, 2008. The agreement automatically renews for successive one-year periods beginning on December 31, 2009 and on each December 31st thereafter, unless the Company or Mr. Funk gives 90-days prior written notice of an intention to terminate employment on the last day of the then-current employment period.

Under the agreement, Mr. Funk was paid a 2008 base annual salary of $341,250 (pro rated for his time at the Company in 2008). The base salary will be reviewed annually. Mr. Funk is eligible for an incentive bonus subject to the terms and conditions of the Company’s incentive bonus plan and as the Compensation Committee may determine, provided that he is guaranteed to receive a 2009 bonus in an amount equal to not less than 25% of his base salary. Mr. Funk is eligible for all equity-based employee benefit plans maintained by the Company including, but not limited to, the Company’s 2006 Equity Incentive Plan. He also receives certain other benefits, including participation in all employee benefit plans, vacation and sick leave, and an automobile allowance of $600 per month. Additionally, the Company reimbursed Mr. Funk his reasonable moving expenses, provided him $1,000 per month for six months to help off-set his commuting expenses, and provided up to three months standard business hotel accommodations while he completed his move.

The Company may terminate the employment agreement for Cause (as defined in the agreement), including upon (i) commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company, (ii) dishonesty or willful misconduct in the performance of duties, or (iii) willful violation of any law, rule or regulation in connection with the performance of duties. The Company may also terminate the agreement upon Mr. Funk’s disability or by written notice.

Mr. Funk may terminate the employment agreement for Good Reason (as defined in the agreement), including upon (i) assignment to Mr. Funk of material duties inconsistent with those originally contemplated by the employment agreement, (ii) a reduction in base salary (excluding “across the board” reductions for all senior executives), (iii) breach of the employment agreement by the Company, (iv) purported termination for Cause by the Company where such Cause does not exist, (v) in the case of assignment of the employment agreement by the Company, failure of the Company to obtain from such assign an agreement to assume and agree to perform under the employment agreement, or (vi) relocation of Mr. Funk to an office outside the Phoenix metropolitan area. Mr. Funk may also voluntarily terminate the employment agreement by 90-day prior written notice to the Company.

The employment agreement may terminate upon a Change of Control of the Company (as defined in the agreement), including (i) an acquisition by any person of more than 35% of the voting shares of the Company, (ii) a change in more than 1/3 of the members of the board of directors, or (iii) the consummation of a merger, consolidation, reorganization, liquidation or dissolution, or sale of all or substantially all of the assets of the Company.

Upon termination by the Company for Cause, death or disability, or upon voluntary termination by Mr. Funk other than for Good Reason, he or his estate is entitled to any Accrued Compensation (as defined in the agreement) and, in the case of death or disability, a prorated amount of his cash bonus (determined by the average cash bonus amount paid in the preceding two years). Upon (i) termination by Mr. Funk for Good Reason, (ii) termination by the Company without Cause, or (iii) termination within one year of a Change of Control of the Company, Mr. Funk is entitled to any Accrued Compensation plus a lump-sum severance payment of an amount equal to (a) in the case of Good Reason or without Cause, one times the sum of his then-current annual base salary (“Salary”) and the Payment Amount (defined in the employment agreement as 45% of his annual base salary in effect in the year in which termination occurs), and (b) in the case of a Change in Control and termination within one year thereafter, two times the sum of his Salary and the Payment Amount. In addition, the Company will continue to pay certain health insurance amounts for Mr. Funk and his dependents for a period of up to 12 months. Upon a Change in Control or a termination of employment (not including termination by the Company for Cause or voluntary termination by Mr. Funk for other than Good Reason), his equity-based compensation awards shall vest in full in most circumstances.

The agreement also provides that Mr. Funk will not solicit employees or customers of the Company during his employment or within two years of the termination of his employment. Additionally, Mobile Mini and Mr. Funk entered into Mobile Mini’s standard indemnity agreement for its directors and officers.

Russell Lemley.  On December 18, 2008, the Company and Mr. Lemley entered into an amended and restated employment agreement providing for Mr. Lemley’s continued employment as a senior vice president of the Company for a term commencing on January 5, 2009 and expiring on December 31, 2009. The agreement automatically renews for successive one-year periods beginning on December 31, 2009 and on each December 31st thereafter, unless the Company or Mr. Lemley gives 90-day prior written notice of an intention to terminate employment on the last day of the then-current employment period. Mr. Lemley’s annual base salary under the agreement is $244,850. He is eligible for an incentive bonus subject to the terms and conditions of the Company’s incentive bonus plan and as the Compensation Committee may determine. He is eligible for all equity-based employee benefit plans maintained by the Company including, but not limited to, the Company’s 2006 Equity Incentive Plan. He will also receive certain other benefits, including participation in all employee benefit plans, vacation and sick leave, and an automobile allowance of $500 per month.

The Company may terminate the employment agreement for Cause (as defined in the agreement), including upon (i) commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company, (ii) dishonesty or willful misconduct in the performance of duties, or (iii) willful violation of any law, rule or regulation in connection with the performance of duties. The Company may also terminate the agreement upon Mr. Lemley’s disability or by written notice. Mr. Lemley may terminate the employment agreement for Good Reason (as defined in the agreement), including upon (i) assignment to Mr. Lemley of material duties inconsistent with those originally contemplated by the employment agreement, (ii) a reduction in base salary (excluding “across the board” reductions for all senior executives), (iii) breach of the employment agreement by the Company, (iv) purported termination for Cause by the Company where such Cause does not exist, (v) in the case of assignment of the employment agreement by the Company, failure of the Company to obtain from such assign an agreement to assume and agree to perform under the employment agreement, or (vi) relocation of Mr. Lemley to an office outside the Phoenix metropolitan area. Mr. Lemley may also voluntarily terminate the employment agreement by 90-day prior written notice to the Company. The employment agreement may terminate upon a Change of Control of the Company (as defined in the agreement), including (i) an acquisition by any person of more than 35% of the voting shares of the Company, (ii) a change in more than 1/3 of the members of the board of directors, or (iii) the consummation of a merger, consolidation, reorganization, liquidation or dissolution, or sale of all or substantially all of the assets of the Company.

Upon termination by the Company for Cause, death or disability, or upon voluntary termination by Mr. Lemley other than for Good Reason, Mr. Lemley or his estate is entitled to any Accrued Compensation (as defined in the agreement) and, in the case of death or disability, a prorated amount of his cash bonus (determined by the average cash bonus amount paid in the preceding two years). Upon (i) termination by Mr. Lemley for Good Reason, (ii) termination by the Company without Cause, or (iii) termination within one year of a Change of Control of the Company, Mr. Lemley is entitled to any Accrued Compensation plus a lump-sum severance payment of an amount equal to (a) in the case of Good Reason or without Cause, one times the sum of his then-current annual base salary (“Salary”) and the Payment Amount (defined in the employment agreement as 45% of his annual base salary in effect in the year in which termination occurs), and (b) in the case of a Change in Control and termination within one year thereafter, two times the sum of his Salary and the Payment Amount. In addition, the Company will continue to pay certain health insurance amounts for Mr. Lemley and his dependents for a period of up to 24 months. Upon a Change in Control or a termination of employment (not including termination by the Company for Cause or voluntary termination by Mr. Lemley for other than Good Reason), his equity-based compensation awards shall vest in full in most circumstances.

The agreement also provides that Mr. Lemley will not solicit employees or customers of the Company during his employment or within two years of the termination of his employment.

Lawrence Trachtenberg.  In connection with his retirement from full time service in late 2008, Mobile Mini and Mr. Trachtenberg entered into an employment agreement dated September 30, 2008. Under the agreement, Mr. Trachtenberg will serve as a non-officer employee of Mobile Mini beginning January 1, 2009, assisting Mobile Mini with corporate and operational finance planning and implementation, hedging strategy, treasury, institutional investor communication advice and other services provided for in the agreement. The agreement provides for a termination date of February 28, 2012, and a salary of $75,000 annually in 2009 and $1,000 per month thereafter until termination. Pursuant to his employment agreement, Mr. Trachtenberg receives for his board service the same fees and equity grants paid to non-employee directors. The agreement contains provisions restricting the employee’s disclosure and use of Mobile Mini’s confidential information, and provides that Mr. Trachtenberg will not compete with Mobile Mini during the 18 months following the termination of employment. Under the agreement, if he is terminated for any reason other than cause (as defined in the agreement), Mr. Trachtenberg will be entitled to the remaining scheduled cash payments under the agreement as well as accelerated vesting of all outstanding stock options and shares of restricted stock. If Mr. Trachtenberg is terminated for cause, he would only be entitled to any then-accrued but unpaid cash compensation and would forfeit any unvested stock options and shares of restricted stock. Upon a change of control (as defined in the employment agreement), all of Mr. Trachtenberg’s outstanding stock options and shares of restricted stock would immediately vest.

Although we have not entered into any long-term employment contracts with any other of our named executive officers, we have entered into other agreements with key employees, including Ms. Keeley and Mr. Marshall. These agreements are terminable at will, with or without cause, and provide that the employee will not compete with the Company for a period, ranging from six months to two years, after termination of employment and a covenant not to disclose confidential information of a proprietary nature to third parties. We have also entered into employment agreements with several of our key officers who were officers of Mobile Storage Group and who were parties to employments agreements with Mobile Storage Group before we acquired that company in June 2008.

Deductibility of Executive Compensation

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1 million that is paid to certain individuals. The Company believes that compensation paid under the executive bonus plan to the named executive officers is fully deductible, except that the subjective bonus amount paid, in years prior to 2007, may not be deductible under certain circumstances which are not currently applicable to the Company, particularly since the amount of base salary and discretionary bonus amount paid to any executive did not exceed $1 million.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006 the Company began accounting for stock-based payments including awards under its 1999 stock option plan and its 2006 equity incentive plan in accordance with the requirements of FASB Statement 123(R). No grants or awards were made to executive officers in 2008 under the 1999 stock option plan, and that plan terminates by its terms during 2009.

Summary Compensation Table

The following table sets forth the compensation earned during the applicable fiscal year by each individual who served as our chief executive officer during 2008, each person who served as our chief financial officer during 2008, and each of the other three most highly compensated executive officers of Mobile Mini who were executive officers as of the end of fiscal 2008. As discussed in footnote (3) below, compensation listed under “Option Awards” reflects compensation costs recognized by us for prior year grants, not any awards made during the years presented.

						Non-Equity
						Incentive	All
				Stock		Plan	Other
		Salary	Bonus	Awards	Option	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)(2)	Awards($)(3)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)		(j)

Steven G. Bunger	2008	525,000	183,750	379,082	158,885	—	14,504	(4)	1,261,221
Chairman, Chief	2007	500,000	—	267,787	240,267	300,534	21,882	(5)	1,330,470
Executive Officer, President	2006	357,359	53,604	163,252	283,757	357,359	25,504	(6)	1,240,835
Lawrence Trachtenberg*	2008	341,250	85,250	286,528	126,664	—	2,630	(7)	842,322
Executive Vice President,	2007	325,000	—	207,431	168,799	195,347	1,215	(8)	897,792
Chief Financial Officer	2006	255,256	38,289	130,199	201,749	255,256	1,215	(9)	881,964
Mark E. Funk*	2008	44,625	—	40,891	—	—	9,519	(10)	95,035
Executive Vice President,
Chief Financial Officer
Deborah K. Keeley	2008	192,949	53,447	113,065	33,218	—	8,009	(11)	400,689
Senior Vice President,	2007	180,000	—	79,709	61,243	50,039	6,884	(12)	377,875
Chief Accounting Officer	2006	132,303	39,715	48,936	69,373	42,195	8,249	(13)	340,771
Russell C. Lemley	2008	257,500	49,750	116,760	33,125	—	11,203	(14)	468,338
Senior Vice President,	2007	245,000	—	79,892	61,042	49,556	7,325	(15)	442,815
Western Division
Ronald E. Marshall	2008	184,000	34,268	69,268	19,000	—	6,004	(16)	312,539
Senior Vice President,
Central Division

*	Mr. Trachtenberg served as our Chief Financial Officer until November 12, 2008 and remains a non-officer employee of the Company. Mr. Funk joined the Company on November 3, 2008 and succeeded Mr. Trachtenberg as Chief Financial Officer on November 12, 2008.

(1)	Our Compensation Committee awarded shares of restricted stock to certain of our employees, including the chief executive officer and the other named executive officers, under our 2006 Equity Incentive Plan. Shares awarded in 2008 vest in four equal annual installments, with the first vesting occurring on December 17, 2009, the first anniversary of the award date. In 2007 and 2006, half of the shares of restricted stock awarded vests in four equal annual installments, with the first vesting occurring on the first anniversary of the award date. The other half of the shares of restricted stock awarded in 2007 and 2006 will vest in annual installments if we achieve stated adjusted EBITDA (e.g., earnings before interest expense, debt restructuring costs (if any during the measurement period), provision for income taxes, depreciation and amortization, as adjusted) performance targets over the four year period beginning with the first fiscal anniversary date. The 2007 and 2006 amounts set forth were adjusted for the performance-based awards which may be recognized in future periods. If we do not achieve the EBITDA target for a particular year, none of the performance-based shares of restricted stock for that year will vest. Performance-based shares that would ordinarily have been awarded in December 2008 were not awarded until January 2009 and, accordingly, are not included in this table reporting 2008 compensation. Any of the performance-based shares that do not vest in a particular year may nevertheless vest in a subsequent year if we meet or exceed the cumulative EBITDA target. Upon termination of the executive officer’s status as an employee during the vesting period, non-vested shares of restricted stock shall be forfeited and reacquired by us.

(2)	The value of stock awards included in this column represent the compensation costs recognized by us in fiscal years 2008, 2007 and 2006 for stock awards made in 2008 and for prior fiscal years calculated pursuant to SFAS No. 123(R). The ultimate value received by an executive, if any, of a non-vested share award will depend on the share price of our common stock on the date an executive sells those shares once the restrictions are removed. The assumptions used by us with respect to the valuation of non-vested share awards are set forth in the Notes to our Consolidated Financial Statements, which are included in our Form 10-K. The grant date fair value, calculated pursuant to SFAS 123(R), of the non-vested share awards granted to Mr. Bunger, Mr. Trachtenberg, Mr. Funk, Ms. Keeley, Mr. Lemley and Mr. Marshall was $13.73, $19.01 and $28.55 per share in 2008, 2007 and 2006, respectively. In addition, Mr. Funk also received non-vested share awards with a grant date fair value of $16.01 per share in 2008.

(3)	We did not award stock options to any individual named in the Summary Compensation Table in any fiscal year covered by the table. The value of option awards included in this column represent the compensation costs recognized by us in fiscal year 2008, 2007 and 2006 for option awards granted in prior fiscal years, calculated pursuant to SFAS No. 123(R). The values included within this column have not been, and may never be realized by the employee. The options might never be exercised and the ultimate value received by the executive, if any, will depend on the share price on the exercise date. The assumptions used by us with respect to the valuation of option awards are set forth in the Notes to our Consolidated Financial Statements, which are included in our Annual Report on Form 10-K.

(4)	Mr. Bunger’s perquisites and other personal benefits include: networking organization and other membership organization fees, convention and related travel fees and reimbursements of miscellaneous costs such as home communications equipment, use of Company containers and other personal costs incurred due to Company responsibilities. The amount reported includes: matching contributions under the 401(k) Plan of $2,000, payment of organization fees and related expenses of $6,877, an auto allowance of $3,877 and reimbursement of miscellaneous expenses of $1,750.

(5)	Includes matching contributions under the 401(k) Plan of $500, payment of organization fees and related expenses of $20,964 and reimbursement of miscellaneous expenses of $418.

(6)	Includes matching contributions under the 401(k) Plan of $500, payment of organization fees and related expenses of $20,437 and reimbursement of miscellaneous expenses of $4,567.

(7)	Includes matching contributions under the 401(k) Plan of $1,550 and reimbursement of miscellaneous expenses of $1,080.

(8)	Includes matching contributions under the 401(k) Plan of $500 and reimbursement of miscellaneous expenses of $715.

(9)	Includes matching contributions under the 401(k) Plan of $500 and reimbursement of miscellaneous expenses of $715.

(10)	Includes an auto allowance of $942, relocation expenses of $8,518 and reimbursement of miscellaneous expenses of $60.

(11)	Includes matching contributions under the 401(k) Plan of $1,929, payment under a non-competition agreement of $5,000 and reimbursement of miscellaneous expenses of $1,080.

(12)	Includes matching contributions under the 401(k) Plan of $500, payment under a non-competition agreement of $5,000 and reimbursement of miscellaneous expenses of $1,384.

(13)	Includes matching contributions under the 401(k) Plan of $500, payment under a non-competition agreement of $5,000 and reimbursement of miscellaneous expenses of $2,749.

(14)	Includes matching contributions under the 401(k) Plan of $2,000, payment under a non-competition agreement of $5,000, an auto allowance of $3,231 and reimbursement of miscellaneous expenses of $972.

(15)	Includes matching contributions under the 401(k) Plan of $500, payment under a non-competition agreement of $5,000 and reimbursement of miscellaneous expenses of $1,825.

(16)	Includes payment under a non-competition agreement of $5,000 and reimbursement of miscellaneous expenses of $1,004.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards during 2008 to the officers named in the Summary Compensation Table.

All
								Other		All
								Stock		Other
								Awards:		Option
								Number		Awards:		Grant
					Estimated Future Payouts			of		Number	Exercise	Date
		Estimated Future Payouts			Under			Shares		of	or Base	Fair Value
		Under Non-Equity Incentive			Equity Incentive Plan			of		Securities	Price of	of Stock
		Plan Awards			Awards(3)			Stock		Underlying	Option	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or		Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	Units(#)(1)		(#)	($/Sh)	($)

Steven G. Bunger	12/17/08	135,188	540,750	1,081,500	—	—	—	34,127		—	—	468,564
Lawrence Trachtenberg	—	—	—	—	—	—	—	—		—	—	—
Mark E. Funk	11/3/08, 12/17/08	87,872	351,488	702,975	—	—	—	72,059	(2)	—	—	1,096,177
Deborah K. Keeley	12/17/08	30,583	122,333	244,666	—	—	—	10,229		—	—	140,444
Russell C. Lemley	12/17/08	27,546	110,183	220,365	—	—	—	7,283		—	—	99,996
Ronald E. Marshall	.12/17/08	21,900	87,602	175,203	—	—	—	7,026		—	—	96,467

(1)	The restricted stock award made to each named executive officer vests (and the risk of forfeiture lapses) in equal annual installments over the four years following data of award.

(2)	Includes restricted stock awarded upon hiring and vests in equal annual installments over the three years following date of award.

(3)	No equity incentive plan awards were made in 2008. Instead, the Compensation Committee made such awards in January 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses certain information regarding all outstanding equity awards at fiscal year end for each of the officers named in the Summary Compensation Table, as of December 31, 2008. Some values contained in the table below have not been, and may never be, realized. The options might never be exercised and the value, if any, will depend on the share price on the exercise date. In addition, the awards of restricted stock are subject to forfeiture and the value, if any, will depend on the share price on the date an executive sells those shares once the restrictions are removed.

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
								Awards:	Awards:
			Equity					Number	Market or
			Incentive					of	Payout
			Plan				Market	Unearned	Value of
			Awards:			Number	Value of	Shares,	Unearned
	Number of	Number of	Number of			of Shares	Shares or	Units or	Shares,
	Securities	Securities	Securities			or Units	Units of	Other	Units or
	Underlying	Underlying	Underlying			of Stock	Stock	Rights	Other
	Unexercised	Unexercised	Unexercised	Option		That Have	That	That Have	Rights That
	Options	Options	Unearned	Exercise	Option	Not	Have Not	Not	Have Not
	Exercisable(1)	Unexercisable(1)	Options	Price	Expiration	Vested(3)	Vested(2)	Vested(4)	Vested(2)
	(#)	(#)	(#)	($)	Date	#	($)	(#)	($)
Name (a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Steven G. Bunger
2001	300,000			16.46	12/13/2011
2002	16,000			7.33	12/03/2012
2003	100,000			9.93	11/19/2013
2004	80,000	20,000		14.11	11/02/2014
2005						13,333	192,262
2006						7,442	107,314	11,164	160,985
2007						17,606	253,879	17,605	253,864
2008						34,127	492,111
Lawrence Trachtenberg
2001	200,000			16.46	12/13/2011
2003	16,000			9.93	11/19/2013
2004	64,000	16,000		14.11	11/02/2014
2005						10,666	153,804
2006						5,498	79,281	8,249	118,951
2007						13,008	187,575	13,007	187,561
2008
Mark E. Funk
2008						72,059	1,039,091
Deborah K. Keeley
2000	12,000			10.51	12/13/2010
2001	15,000			16.46	12/13/2011
2002	6,000			7.33	12/03/2012
2003	15,000			9.93	11/19/2013
2004	24,000	6,000		14.11	11/02/2014
2005						4,000	57,680
2006						2,188	31,551	3,284	47,355
2007						5,277	76,094	5,277	76,094
2008						10,229	147,502

									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
			Equity					Awards:	Market or
			Incentive					Number	Payout
			Plan				Market	of Unearned	Value of
			Awards:			Number	Value of	Shares,	Unearned
	Number of	Number of	Number of			of Shares	Shares or	Units or	Shares,
	Securities	Securities	Securities			or Units	Units of	Other	Units or
	Underlying	Underlying	Underlying			of Stock	Stock	Rights	Other Rights
	Unexercised	Unexercised	Unexercised	Option		That	That	That Have	That Have
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Not	Not
	Exercisable(1)	Unexercisable(1)	Options	Price	Expiration	Vested(3)	Vested(2)	Vested(4)	Vested(2)
	(#)	(#)	(#)	($)	Date	#	($)	(#)	($)
Name (a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Russell C. Lemley
1999	1,000			10.44	11/10/2009
2000	2,000			10.51	12/13/2010
2001
2002	1,000			7.33	12/3/2012
2003	3,000			9.93	11/19/2013
2004	10,000	6,000		14.11	11/2/2014
2005						4,000	57,680
2006						2,188	31,551	3,284	47,355
2007						5,918	85,338	5,917	85,323
2008						7,283	105,021
Ronald E. Marshall
2002	3,000			7.33	12/3/2012
2003	6,000			9.93	11/19/2013
2004	3,000	3,000		14.11	11/2/2014
2005						2,000	28,840
2006						1,532	22,091	2,299	33,152
2007						3,624	52,258	3,624	52,258
2008						7,026	101,315

(1)	All option awards are granted ten years prior to the corresponding option expiration date, and the options vest in equal installments with the first installment vesting on the six-month anniversary of the grant date and annually thereafter.

(2)	Amounts represent the closing price of our common stock on December 31, 2008 of $14.42, times the number of unvested shares.

(3)	All shares vest in four equal annual installments on the anniversary of the date of award.

(4)	All shares vest in four equal annual installments commencing in the month of February following the anniversary of the date of award, respectively, subject to the Company achieving EBITDA performance targets established at by the Compensation Committee. See “Compensation Discussion and Analysis” set forth elsewhere herein for a description of the performance targets.

Option Exercises and Stock Vested

The following table sets forth certain information regarding the exercise or vesting of equity awards during years indicated and the amount realized on such exercise or vesting for each of the officers named in the Summary Compensation table.

	Option Awards			Stock Awards
		Number of		Number of
		Shares	Value	Shares	Value
		Acquired	Realized	Acquired	Realized
		on	on	on	on
		Exercise	Exercise	Vesting	Vesting(2)
Name		(#)	($)(1)	(#)	($)

Steven G. Bunger	2006	124,000	2,787,967	6,667	182,876
	2007	200,000	4,360,786	10,389	199,462
	2008	—	—	16,258	211,137
Lawrence Trachtenberg	2006	94,000	2,049,098	5,334	146,312
	2007	94,454	2,066,748	8,083	154,997
	2008	—	—	12,419	161,531
Mark E. Funk	2008	—	—	—	—
Deborah K. Keeley	2006	—	—	2,000	54,860
	2007	12,000	269,172	3,095	59,404
	2008	—	—	4,854	63,052
Russell C. Lemley	2007	8,800	175,424	3,095	59,404
	2008	—	—	5,068	65,769
Ronald E. Marshall	2008	—	—	2,975	38,407

(1)	These amounts are equal to the difference between the sale price at the time of exercise and the exercise price times the number of shares underlying the exercised option.

(2)	These amounts are equal to the closing price of our common stock on the NASDAQ Stock Market on the vesting date times the number of shares vested.

Post-Employment Compensation

Pursuant to employment agreements with each of Messrs. Bunger, Funk and Lemley, we will make specified payments to the employee if either the employee’s employment is terminated involuntarily as determined under the agreement, for any reason other than cause, or if there is a change of control. The employment agreements and the post-employment compensation payable thereunder, are described in more detail above under the caption “Compensation Discussion and Analysis — Employment Agreements / Severance.”

COMPENSATION COMMITTEE INTERLOCKS

Messrs. Goble, McConnell, Swani and Watts served as the members of the Compensation Committee during 2008. None of these directors was an executive officer or otherwise an employee of Mobile Mini before or during such service, and no executive officer of Mobile Mini served on any other company’s compensation committee.

COMPENSATION COMMITTEE

Mobile Mini’s executive compensation program is administered by the Compensation Committee of the Board of Directors, which is comprised only of independent directors as that term is defined in the rules of The Nasdaq Stock Market. The Compensation Committee is to discharge the Board’s responsibilities relating to the compensation of our directors and the executive officers. As a part of its duties, the Compensation Committee reviews compensation levels and performance of our executive officers. The Compensation Committee also administers our short and long-term incentive programs, which include our equity incentive plans and our bonus plans for various executive officers.

The Compensation Committee has in the past, and may in the future, delegate authority to review and approve the compensation of certain of our employees to Steven G. Bunger, our Chief Executive Officer or other senior executive officers. Even where the Compensation Committee has not delegated that authority, our senior executive officers, including Mr. Bunger, evaluate employee performance, establish performance targets and objectives and provide recommendations to the Compensation Committee regarding compensation to be paid to certain of our employees.

The Compensation Committee’s charter provides that the Compensation Committee shall have the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant and such other advisors to assist in the evaluation of director, Chief Executive Officer or senior executive compensation. The charter further provides that the Compensation Committee has the sole authority to retain and terminate any such consulting firm and has the sole authority to approve any such consulting firm’s fees and other retention terms.

Pursuant to the authority granted to it in its charter, during 2006 and 2007 the Compensation Committee engaged Pearl Meyer & Partners to review the competitiveness of its compensation program for our non-employee directors and our senior executive officers. The Committee engaged Pearl Meyer & Partners during 2008 for the limited purpose of furnishing updated compensation information, and did not otherwise use the services of a consultant during 2008. The Committee did not use a consultant when setting planned 2009 compensation. See the discussion above under the caption “Compensation Discussion and Analysis — Looking Ahead” for additional information regarding the work and report of the compensation consultant.

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be incorporated by reference into any previous filing by us under either the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included elsewhere in this proxy statement with management. Based on this review and the discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Mobile Mini’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Compensation Committee

Jeffrey S. Goble (Chair)
Stephen A McConnell
Frederick G. McNamee
Sanjay Swani
Michael L. Watts

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information as of April 15, 2009 with respect to the beneficial ownership of shares of our stock by:

•	each of our directors, director nominees and named executive officers;

•	all of our named executive officers and directors as a group; and

•	each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock or our Series A Convertible Redeemable Participating Preferred Stock (“Series A Preferred”).

Each share of Series A Preferred is convertible into one share of our common stock, at a conversion price of $18.00 per share.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and generally includes voting or investment power over securities. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of April 15, 2009 upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that all options held by such person that are exercisable within 60 days of April 15, 2009 have been exercised.

Unless otherwise noted, the address of each person named in the table is 7420 South Kyrene Road, Suite 101, Tempe, Arizona 85283.

	Common Stock		Series A Preferred
	Number of	Percent of	Number of	Percent of
	Shares	Class	Shares	Class
Name	Owned	Owned	Owned	Owned

Directors and Executive Officers:
William E. Armstead(1)	31,909	*	8,612		*
Kyle G. Blackwell(2)	145,465	*
Steven G. Bunger(3)	969,915	2.7%
Michael E. Donovan	4,367	*
Mark E. Funk(4)	100,181	*
Jeffrey S. Goble(5)	32,084	*
Ron Halchishak(6)	35,296	*
Jon D. Keating(7)	234,930	*
Deborah K. Keeley(8)	137,341	*
Russell C. Lemley(9)	73,321	*
Ronald E. Marshall(10)	50,659	*
Stephen A McConnell(11)	93,034	*
Frederick G. McNamee, III	4,356	*
Jody E. Miller(12)	41,800	*	31,860		*
Christopher J. Miner(13)	12,805	*
Sanjay Swani	4,367	*
Lawrence Trachtenberg(14)	413,536	1.2%
Michael L. Watts(15)	29,034	*
All directors and executive officers as a group (18 persons)(16)	2,414,400	6.6%
5% Holders:
T. Rowe Price Associates, Inc.(17)	3,139,600	8.9%
Thomas R. Smith(18)	2,951,869	8.3%
Columbia Wanger Asset Management, L.P.(19)	3,232,000	9.1%
Barclays Global Investors, N.A.(20)	2,263,566	6.4%
Dimensional Fund Advisors LP(21)	2,033,203	5.7%
Welsh, Carson, Anderson & Stowe X, L.P.(22)	6,669,268	15.8%	6,669,268	78.0%

*	Less than 1%.

(1)	Includes: 90 shares common stock held in the Mobile Mini 401(k) plan and 31,819 shares of restricted stock which are forfeitable until vested.

(2)	Includes: 105,692 shares of common stock owned by REB/BMB Family Limited Partnership, of which Mr. Blackwell is a member or partner; 6,705 shares of common stock; 2,126 shares of common stock held in the Mobile Mini 401(k) plan; 3,000 shares of common stock subject to exercisable options; and 27,942 shares of restricted stock which are forfeitable until vested.

(3)	Includes: 49,000 shares of common stock owned by Bunger Holdings, L.L.C.; 211,386 shares of common stock owned by REB/BMB Family Limited Partnership, of which Mr. Bunger is a member or partner; 47,905 shares of common stock; 6,283 shares of common stock held in the Mobile Mini 401(k) plan;

516,000 shares of common stock subject to exercisable options; and 139,341 shares of restricted stock which are forfeitable until vested.

(4)	Includes: 100,181 shares of restricted stock which are forfeitable until vested.

(5)	Includes: 18,334 shares of common stock and 13,750 shares of common stock subject to exercisable options.

(6)	Includes: 35,296 shares of restricted stock which are forfeitable until vested.

(7)	Includes: 34,000 shares of common stock owned by Bunger Holdings, L.L.C.; 158,540 shares of common stock owned by REB/BMB Family Limited Partnership, of which Mr. Keating is a member or partner; 5,555 shares of common stock; 1,792 shares of common stock held in the Mobile Mini 401(k) plan; 9,200 shares of common stock subject to exercisable options; and 25,843 shares of restricted stock which are forfeitable until vested.

(8)	Includes: 12,803 shares of common stock; 4,875 shares of common stock held in the Mobile Mini 401(k) plan; 78,000 shares of common stock subject to exercisable options; and 41,663 shares of restricted stock which are forfeitable until vested.

(9)	Includes: 11,970 shares of common stock; 1,638 shares of common stock held in the Mobile Mini 401(k) plan; 23,000 shares of common stock subject to exercisable options; and 36,713 shares of restricted stock which are forfeitable until vested.

(10)	Includes: 7,717 shares of common stock; 15,000 shares of common stock subject to exercisable options and 27,942 shares of restricted stock which are forfeitable until vested.

(11)	Includes: 70,534 shares of common stock and 22,500 shares of common stock subject to exercisable options.

(12)	Includes: 96 shares of common stock held in the Mobile Mini 401(k) plan and 41,704 shares of restricted stock which are forfeitable until vested.

(13)	Includes: 12,805 shares of restricted stock which are forfeitable until vested.

(14)	Includes: 56,572 shares of common stock; 4,010 shares of common stock held indirectly; 6,526 shares of common stock held in the Mobile Mini 401(k) plan; 296,000 shares of common stock subject to exercisable options; and 50,428 shares of restricted stock which are forfeitable until vested.

(15)	Includes: 6,534 shares of common stock and 22,500 shares of common stock subject to exercisable options.

(16)	Includes: 843,773 shares of common stock; 998,950 shares of common stock subject to exercisable options; and 571,677 shares of restricted stock which are forfeitable until vested.

(17)	Based solely on Amendment No. 10 to Schedule 13G jointly filed by T. Rowe Price Associates, Inc. (“TRP”), and T. Rowe Price New Horizons Fund, Inc. (“Fund”), with the SEC on February 11, 2009. TRP has sole voting power with respect to 843,300 of the shares and sole dispositive power with respect to 3,139,600 of the shares, and Fund has sole voting power with respect to 2,291,400 shares. TRP is an Investment Adviser registered under the Investment Advisers Act of 1940 (an “Investment Adviser”) and Fund is an Investment Company registered under the Investment Company Act of 1940. The address for TRP and Fund is 100 E. Pratt Street, Baltimore, Maryland 21202.

(18)	Based solely on Amendment No. 9 to Schedule 13G jointly filed by Thomas W. Smith, Scott J. Vassalluzzo and Steven M. Fischer with the SEC on February 17, 2009. The filers report in the schedule that they in the aggregate beneficially own 2,452,698 of the shares in their capacities as investment managers for certain managed accounts. Mr. Smith beneficially owns 2,951,869 shares and has sole voting power with respect to 619,000 of the shares, sole dispositive power with respect to 804,250 of the shares, and has shared voting and shared dispositive power with respect to 2,147,619 of the shares; Mr. Vassalluzzo beneficially owns 2,275,448 shares and has sole voting power with respect to 27,000 of the shares, sole dispositive power with respect to 127,829 of the shares, and has shared voting and shared dispositive power with respect to 2,147,619 of the shares; Mr. Fischer has sole voting and sole dispositive power with respect to none of the shares and has shared voting power and shared dispositive power with respect to 2,036,019 of the shares. The principal office of Messrs. Smith, Vassalluzzo, and Fischer is 323 Railroad Avenue, Greenwich, Connecticut 06830.

(19)	Based solely on Amendment No. 1 to Schedule 13G filed by Columbia Wanger Asset Management, L.P. (“Columbia”) and Columbia Acorn Trust (“CAT”) with the SEC on February 6, 2009. Columbia has sole voting power and sole dispositive power with respect to 3,232,000 shares. The schedule states that the shares include shares held by CAT, a Massachusetts business trust that is advised by Columbia. Columbia is an Investment Adviser and its address is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(20)	Based solely on Schedule 13G filed by Barclays Global Investors, N.A. (“Barclays”), with the SEC on February 5, 2009, on behalf of itself and affiliated persons and entities. Barclays has sole voting power with respect to 667,290 shares and sole dispositive power with respect to 800,636 shares; Barclays Global Fund Advisors (“Advisors”) has sole voting power with respect to 1,042,786 of the shares and sole dispositive power with respect to 1,439,698 of the shares; and Barclays Global Investors, Ltd. (“Global”) has sole voting power with respect to 975 of the shares and sole dispositive power with respect to 23,232 of the shares. Barclays is a bank as defined in Section 3(a)(6) of the Exchange Act, Advisors is an Investment Advisor, and Global is a non-U.S. institution. The address of Barclays is 400 Howard Street, San Francisco, CA 94105.

(21)	Based solely on Schedule 13G filed by Dimensional Fund Advisors LP (“DFA”) with the SEC on February 9, 2009. DFA has sole voting power with respect to 1,971,365 shares and sole dispositive power with respect to 2,033,203 shares. DFA is an Investment Advisor and its address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(22)	Based solely on Schedule 13D filed jointly by Welsh, Carson, Anderson & Stowe X, L.P. (“WCAS X”), WCAS Capital Partners IV, L.P. (“WCAS CP IV”), and WCAS Management Corporation (“WCAS”), with the SEC on July 11, 2008. WCAS X has sole voting and sole dispositive power with respect to 6,356,319 shares issuable upon conversion of preferred stock; WCAS CP IV has sole voting and sole dispositive power with respect to 307,431 shares issuable upon conversion of preferred stock; and WCAS has sole voting and sole dispositive power with respect to 5,518 shares issuable upon conversion of preferred stock. Each of WCAS X and WCAS CP IV has a sole general partner and the managing members of the general partners include 15 individuals, one of whom is Mr. Swani, who serves as a director of Mobile Mini. The address of each of WCAS X, WCAS CP IV and WCAS is 320 Park Avenue, Suite 2500, New York, New York 10022.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of holdings and transactions in Mobile Mini shares with the Securities and Exchange Commission. Based on a review of reports filed by our directors, executive officers and beneficial holders of ten percent (10%) or more of our shares, and based upon representations from those persons, all stock ownership reports required to be filed by those reporting persons during 2008 were timely made with the exception that Mr. McNamee’s filing to reflect the 322 shares of common stock that he was granted upon being first appointed a director in June 2008 was not filed until April 30, 2009.

RELATED PERSON TRANSACTIONS

We lease a portion of the property comprising our Phoenix location and the property comprising our Tucson location from entities owned by Steven G. Bunger and his siblings. Steven G. Bunger is our President, Chief Executive Officer and Chairman of the Board. Annual lease payments under these leases totaled approximately $98,000 in 2008. The term of each of these leases expired on December 31, 2008. The Board of Directors has approved the terms of new leases for these properties, which will provide for annual lease payments in 2009 of approximately $174,400. The terms of each of these new leases is 5 years. Each lease provides for rent adjustments based upon annual changes in the consumer price index. The Board reviewed and considered prevailing market rental rates for comparable properties, determined that the new rental rates approximate the fair market rental value of each property, and authorized the Company to enter into new leases for the properties.

Mobile Mini leases its Rialto, California facility from Mobile Mini Systems, Inc., a corporation wholly owned by Barbara M. Bunger, the mother of Steven G. Bunger. Annual lease payments in 2008 under this lease were approximately $295,000. The Rialto lease expires on April 1, 2016. Management believes that the rental rates reflect the fair market rental value of these properties.

Pursuant to its written charter, the Audit Committee must review and approve in advance all related person transactions. In determining whether to approve a related person transaction, the Audit Committee looks to whether the related person transaction is on terms and conditions no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated parties. The Audit Committee will also consider such other factors as it may determine in the circumstances of a particular transaction.

The Audit Committee and the independent members of the Board of Directors have reviewed the terms of each of the transactions described above, and approved the related person transaction.

SUBMISSION OF STOCKHOLDER PROPOSALS

From time to time, Stockholders seek to nominate directors or to present proposals for inclusion in the proxy statement and form of proxy, or otherwise for consideration at the annual meeting. To be included in the proxy statement or considered at an annual meeting, you must timely submit nominations of directors or other proposals to us in addition to complying with certain rules and regulations promulgated by the Securities and Exchange Commission. We intend to hold our year 2010 annual meeting during June 2010. We must receive proposals for our 2010 annual meeting no later than January 17, 2010, for possible inclusion in the proxy statement, or between March 1 and March 31, 2010, for possible consideration at the meeting. Direct any proposals, as well as related questions, to our Corporate Secretary at the address set forth on the first page of this proxy statement.

ANNUAL REPORT

Our 2008 Annual Report to Stockholders is available electronically and will be mailed to requesting stockholders. The Annual Report is not incorporated into this proxy statement and is not to be considered to be a part of our proxy solicitation materials.

Upon request, we will provide, without charge to each stockholder of record as of the record date specified on the first page of this proxy statement, a copy of our Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the SEC. Any exhibits listed in the Annual Report on Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at our executive offices set forth on the first page of this proxy statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS

Pursuant to the rules of the SEC, we and services that we employ to deliver communications to our Stockholders are permitted to deliver to two or more Stockholders sharing the same address a single copy of each of our Annual Report to Stockholders and our proxy statement. Upon written or oral request, we will deliver a separate copy of the Annual Report to Stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at our investor relations firm at The Equity Group, Inc., 800 Third Avenue, 36th Floor, New York, New York 10022, telephone (212) 836-9609.

Tempe, Arizona
Dated: April 30, 2009

Exhibit A

Mobile Mini, Inc.
2006 Equity Incentive Plan

[As proposed to be amended and pending approval by stockholders at the 2009 Annual Meeting]

ARTICLE 1

ESTABLISHMENT, PURPOSE, AND DURATION

1.1  Establishment.   Mobile Mini, Inc., a Delaware corporation (the “Company”), establishes an equity incentive compensation plan to be known as the 2006 Equity Incentive Plan (the “Plan”), as set forth in this document.

The Plan permits the grant of Cash-Based Awards, Nonqualified Options, Incentive Options, Stock Appreciation Rights (“SARs”), Common Stock, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, and Other Stock-Based Awards.

The Plan shall become effective upon adoption by the Board on February 22, 2006 (the “Effective Date”), subject, however, to its further approval by the shareholders of the Company on or before February 22, 2007, and shall remain in effect as provided in Section 1.3 hereof.

1.2  Purpose of the Plan.   The purpose of the Plan is to provide a means whereby Employees and Directors develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors, and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. Options granted under the Plan may be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code (the “Code”) or nonstatutory stock options, as determined by the Committee at the time of grant.

1.3  Duration of the Plan.   Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Options may be granted more than ten (10) years after the earlier of (a) adoption of the Plan by the Board, and (b) the Effective Date.

ARTICLE 2

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1  “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2  “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.1.

2.3  “Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Options, Incentive Options, SARs, Common Stock, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4  “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.5  “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6  “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7  “Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.8  “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9  “Committee” means the committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board and, unless otherwise determined by the Board, the Committee shall consist of no fewer than two directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purposes of the rules and regulations of the Nasdaq Stock Market, Inc. (including any successors, “NASDAQ”).

2.10  “Company” means Mobile Mini, Inc., a Delaware corporation, and any successor thereto as provided in Article 19 herein.

2.11  “Common Stock” or “Stock” shall mean the Company’s common stock, par value $.01 per share.

2.12  “Covered Employee” means a Participant who is a “covered employee,” as defined in Code Section 162(m) and the Treasury Regulations promulgated under Code Section 162(m), or any successor statute.

2.13  “Director” means any individual who is a member of the Board of Directors of the Company.

2.14  “Effective Date” has the meaning set forth in Section 1.1.

2.15  “Employee” means any employee of the Company, its Affiliates, and/or its Subsidiaries.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17  “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of the Common Stock reported on the NASDAQ or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Common Stock is quoted or traded on the Nasdaq Stock Market, Inc.’s National Market System (or a successor thereto) at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be the closing price of the Common Stock as reported by the Nasdaq Stock Market on the date of determination. In the event the Common Stock is not publicly traded at the time a determination of their Fair Market Value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

2.18  “Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Stock.

2.19  “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.20  “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21  “Incentive Option” or “ISO” means an Option to purchase Stock granted under Article 6 to an Employee and that is designated as an Incentive Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.22  “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23  [Deleted in connection with 2007 amendment.]

2.24  [Deleted in connection with 2007 amendment.]

2.25  “Nonqualified Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422 or that otherwise does not meet such requirements.

2.26  “Option” means an Incentive Option or a Nonqualified Option, as described in Article 6.

2.27  “Option Price” means the price at which Stock may be purchased by a Participant pursuant to an Option.

2.28  “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.29  “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.30  “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code and the applicable Treasury Regulations thereunder for certain performance-based compensation paid to Covered Employees.

2.31  “Performance Measures” means (i) those measures described in Section 11.3 hereof on which the performance goals are based, or (ii) such other measures that have been approved by the Company’s shareholders as contemplated by Article 11 of this Plan in order to qualify Awards as Performance-Based Compensation.

2.32  “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33  “Performance Stock” means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in Common Stock, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34  “Performance Unit” means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35  “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.36  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37  “Plan” means this 2006 Equity Incentive Plan, as it may be amended or restated.

2.38  “Plan Year” means the Company’s fiscal year as may be in effect from time to time. The Company’s current fiscal year is the twelve-month period beginning on January 1st of a particular year and ending on December 31st of such year.

2.39  “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.40  “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.41  “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.42  “Subsidiary” means any corporation, partnership, limited liability company or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest.

2.43  “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase Stock under the related Option (and when Stock is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.44  “Treasury Regulations” means the regulations promulgated under the Code.

2.45  “Withholding Taxes” means any federal, state, local or foreign income taxes, withholding taxes, or employment taxes required to be withheld by law or regulations.

ARTICLE 3

ADMINISTRATION

3.1  General.   The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2  Authority of the Committee.   The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 17, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3  Delegation.   The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individual to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individual may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or more of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. Notwithstanding the foregoing, the Committee may not delegate to any officer the ability to take any action or make any determination regarding issues arising out of Code Section 162(m).

3.4  Authority to Reprice.   Other than in connection with a change in the Company’s capital structure (as described in Section 4.2 of this Plan), neither the Committee nor the Board shall have the authority to reprice any outstanding Option or SAR without the prior approval of the Company’s shareholders. “Repricing” means any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option or the grant price of a SAR after it is granted; (ii) any other action that is treated as a repricing under generally accepted accounting principles; or (iii) canceling an Option at a time when its exercise price exceeds the fair market value of the underlying stock, in exchange for another Option, a Restricted Stock Award or other equity, unless the cancellation and exchange occurs in connection with a change in the Company’s capital structure (as described in Section 4.2 of this Plan).

ARTICLE 4

STOCK SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1  Number of Shares of Stock Available for Awards.   Four Million Two Hundred Thousand (4,200,000) shares of Stock have been allocated to the Plan and will be reserved to satisfy Awards under the Plan. The maximum number of shares of Stock subject to Awards which may be granted during a Plan Year to a single Participant shall be Three Hundred Thousand (300,000) (the “Annual Award Limit”). The Company may, in its discretion, use shares held in the treasury or shares acquired in the public market in lieu of authorized but unissued shares. If any Award shall terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Stock, is settled in cash in lieu of Stock, or is exchanged with the Committee’s permission for Awards not involving Stock, such Stock subject to the award shall be available again for grant under the Plan. No fractional shares of Stock may be issued under the Plan. Fractional shares of Stock will be rounded down to the nearest whole share of Stock.

4.2  Adjustments in Authorized Stock.   In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split-up, spin-off, or other distribution of stock or property of the Company, combination of Common Stock, exchange of Common Stock, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of shares of Common Stock that may be issued under the Plan or under particular forms of Awards, the number and kind of shares of Common Stock subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 17, without affecting the number of shares of Common Stock reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, spin-off, split-off, split-up, acquisition of property or stock, or reorganization (collectively, a “Reorganization”) upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code and the provisions of Section 409A of the Code, where applicable. Without limiting the foregoing, in the event of any Reorganization, the Committee or the Board may cause any Award outstanding as of the effective date of the Reorganization to be cancelled in consideration of a cash payment or alternate Award made to the holder of such cancelled Award equal in value to the fair market value of such cancelled Award.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1  Eligibility.   Individuals eligible to participate in this Plan include all Employees and Directors.

5.2  Actual Participation.   Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

ARTICLE 6

OPTIONS; AWARDS TO NON-EMPLOYEE DIRECTORS

6.1  Grant of Options.   Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the Treasury Regulations thereunder).

6.2  Award Agreement.   Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3  Option Price.   The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be: (i) based on 100% of the FMV of the Stock on the date of grant or (ii) set at a premium to the FMV of the Stock on the date of grant.

6.4  Duration of Options.   Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth anniversary date of its grant. Notwithstanding the foregoing, for Options (other than ISOs) granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten years.

6.5  Exercise of Options.   Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6  Payment.   Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for the Common Stock.

A condition of the issuance of the Common Stock as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Common Stock having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7  Restrictions on Share Transferability.   The Committee may impose such restrictions on any Common Stock acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Common Stock is then listed and/or traded, or under any blue sky or state securities laws applicable to such Common Stock.

6.8  Termination of Employment.   Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9  Transferability of Options.

(a)  Incentive Options.   No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant.

(b)  Nonqualified Options.   Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

6.10  Notification of Disqualifying Disposition.   If any Participant shall make any disposition of Common Stock issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

6.11  Special ISO Rules for 10% Shareholders.   If any Participant to whom an ISO is to be granted is, on the date of grant, the owner of Common Stock (determined using applicable attribution rules) possessing more than 10% of the total combined voting power of all classes of equity securities of his or her employer (or of its parent or subsidiary), then the following special provisions will apply to the ISO granted to that Participant:

(a) The Option Price per share of Common Stock of the ISO will not be less than 110% of the Fair Market Value of the Shares underlying such ISO on the date of grant; and

(b) The ISO will not have a term in excess of 5 years from the date of grant.

6.12  Automatic Awards to Non-Employee Directors.   Effective August 1, 2008 and on each August 1 thereafter throughout the term of this Plan, each member of the Board who is not an employee of the Company (a “non-employee director”), shall, without any further action or determination by the Board or the Committee, be awarded that number of shares of Stock as shall be determined by dividing $82,500 (Eighty Two Thousand Five Hundred Dollars) by the Fair Market Value of the Common Stock on such August 1 (or, if such August 1 is not a trading day on the NASDAQ or other relevant stock market, then on the next following day which is a trading day on the NASDAQ or other relevant market). No fraction of a share shall be awarded under this Section 6.12, and instead in respect of each award the number of shares awarded shall be rounded up or down to the next whole number, as appropriate (rounding up from 0.50). If, after August 1, 2008, a non-employee director is first elected to the Board on a date between August 2 and July 31, such non-employee director shall (unless otherwise determined at the time by the Board) be awarded that number of shares of Stock as shall be determined by dividing $82,500 by the Fair Market Value of the Common Stock of the date such non-employee director is first elected to the Board, and then multiplying the resulting figure by the fraction n/12, where “n” is the number of whole calendar months remaining after the date of such election and the next July 31 that will occur. An award under the Section 6.12 shall vest and be non-forfeitable immediately upon the making of the award. No shares of Stock awarded pursuant to this Section 6.12 shall be sold by the non-employee director prior to the sixth-month anniversary of the date of the award.

ARTICLE 7

SHARE APPRECIATION RIGHTS

7.1  Grant of SARs.   Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. Notwithstanding the foregoing, SARs may be granted only if shares of Common Stock are traded on an established securities market at the date of grant.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price shall be: (i) based on 100% of the FMV of the Common Stock on the date of grant or (ii) set at a premium to the FMV of the Common Stock on the date of grant.

7.2  SAR Agreement.   Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3  Term of SAR.   The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten years.

7.4  Exercise of Freestanding SARs.   Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5  Exercise of Tandem SARs.   Tandem SARs may be exercised for all or part of the Common Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Common Stock for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the exercise of the Tandem SAR may not have economic and tax consequences more favorable than the exercise of the ISO followed by an immediate sale of the underlying share of Common Stock, and the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Common Stock subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; (c) the Tandem SAR may be exercised only when the Fair Market Value of the Common Stock subject to the ISO exceeds the Option Price of the ISO; (d) the Tandem SAR may be exercised only when the underlying ISO is eligible to be exercised; and (e) the Tandem SAR is transferable only when the underlying ISO is transferable, and under the same conditions.

7.6  Payment of SAR Amount.   SARs granted under this Plan shall be payable only in Common Stock. Upon the exercise of a SAR, a Participant shall be entitled to receive from the Company such number of shares of Common Stock determined by multiplying:

(a) The excess of the Fair Market Value of the Common Stock on the date of exercise over the Grant Price; by

(b) The number of shares of Common Stock with respect to which the SAR is exercised.

Such product shall then be divided by the Fair Market Value of the Common Stock on the date of exercise. The resulting number (rounded down to the next whole number) is the number of shares of Common Stock to be issued to the Participant upon exercise of an SAR.

7.7  Termination of Employment.   Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8  Nontransferability of SARs.   Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

7.9  Other Restrictions.   The Committee shall impose such other conditions and/or restrictions on any share of Common Stock received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Common Stock received upon exercise of a SAR for a specified period of time.

ARTICLE 8

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1  Grant of Restricted Stock or Restricted Stock Units.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no shares of Common Stock are actually awarded to the Participant on the date of grant.

8.2  Restricted Stock or Restricted Stock Units Agreement.   Each Restricted Stock and/or Restricted Stock Units grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine. Notwithstanding anything in this Article 8 to the contrary, delivery of the Common Stock pursuant to an Award of Restricted Stock Units (or an Award of Restricted Stock) shall be made no later than 2 1/2 months after the close of the Company’s first taxable year in which such Common Stock is no longer subject to a risk of forfeiture (within the meaning of Section 409A of the Code).

8.3  Transferability.   Except as provided in this Plan or an Award Agreement, the Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4  Other Restrictions.   The Committee shall impose such other conditions and/or restrictions on any Restricted Stock or Restricted Stock Unit granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Common Stock is listed or traded, or holding requirements or sale restrictions placed on the Common Stock by the Company upon vesting of such Restricted Stock or Restricted Stock Unit.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Restricted Stock has been satisfied or has lapsed.

Except as otherwise provided in this Article 8, Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Restricted Stock has been satisfied or has lapsed (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Common Stock, or a combination of cash and Common Stock as the Committee, in its sole discretion shall determine.

8.5  Certificate Legend.   In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The sale or transfer of shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Mobile Mini, Inc. 2006 Equity Incentive Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Mobile Mini, Inc.”

8.6  Voting Rights.   Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those shares of Common Stock during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Unit granted hereunder.

8.7  Termination of Employment.   Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.8  Section 83(b) Election.   The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company and the Internal Revenue Service, as well as file such election with the Participant’s federal income tax return.

ARTICLE 9

PERFORMANCE UNITS/PERFORMANCE STOCK

9.1  Grant of Performance Units/Performance Stock.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Stock to Participants in such amounts and upon such terms as the Committee shall determine.

9.2  Value of Performance Units/Performance Stock.   Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each share of Performance Stock shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Stock that will be paid out to the Participant.

9.3  Earning of Performance Units/ Performance Stock.   Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/ Performance Stock shall be entitled to receive payout of the value and number of Performance Units/ Performance Stock earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4  Form and Timing of Payment of Performance Units/ Performance Stock.   Payment of earned Performance Units/ Performance Stock shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Stock in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Units/ Performance Stock at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any shares of Common Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Notwithstanding anything in this Article 9 to the contrary, delivery of Common Stock, cash or other property pursuant to an Award of Performance Units/Performance Stock shall be made no later than 2 1/2 months after the close of the Company’s first taxable year in which delivery of such Common Stock, cash or other property is no longer subject to a risk of forfeiture (within the meaning of Section 409A of the Code).

9.5  Termination of Employment.   Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Stock following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.6  Nontransferability.   Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Units/ Performance Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 10

CASH-BASED AWARDS AND OTHER SHARE-BASED AWARDS

10.1  Grant of Cash-Based Awards.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.

10.2  Other Stock-Based Awards.   The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Common Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3  Value of Cash-Based and Other Stock-Based Awards.   Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4  Payment of Cash-Based Awards and Other Share-Based Awards.   Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Common Stock as the Committee determines. Notwithstanding anything in this Article 10 to the contrary, delivery of Common Stock, cash or other property pursuant to a Cash-Based Award or Other Stock-Based Award shall be made no later than 2 1/2 months after the close of the Company’s first taxable year in which delivery of such Common Stock, cash or other property is no longer subject to a risk of forfeiture (within the meaning of Section 409A of the Code).

10.5  Termination of Employment.   The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6  Nontransferability.   Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

ARTICLE 11

PERFORMANCE MEASURES

11.1  General.

(a) Certain Awards granted under the Plan may be granted in a manner such that the Awards qualify as Performance-Based Compensation and thus are exempt from the deduction limitation imposed by Section 162(m) of the Code. Awards shall only qualify as Performance-Based Compensation if, among other things, at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code and the Treasury Regulations thereunder).

(b) Awards intended to qualify as Performance-Based Compensation may be granted to Participants who are or may be Covered Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each Covered Employee.

(c) The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Awards intended to qualify as Performance-Based Compensation that will be paid out to the Covered Employees, and may attach to such Performance-Based Compensation one or more restrictions.

11.2  Other Awards.   Either the granting or vesting of Awards intended to qualify as Performance-Based Compensation (other than Options and SARs) granted under the Plan shall be subject to the achievement of a performance target or targets, as determined by the Committee in its sole discretion, based on one or more of the performance measures specified in Section 11.3 below. With respect to such Performance-Based Compensation:

(a) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual Covered Employees or class of Covered Employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

(b) no Performance-Based Compensation shall be payable to or vest with respect to, as the case may be, any Covered Employee for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

(c) after the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

11.3  Performance Measures.   Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share;

(c) Net sales growth;

(d) Leasing revenues;

(e) Internal growth rate;

(f) Compound annual growth rate;

(g) Net operating profit;

(h) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(i) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(j) Earnings before or after taxes, interest, depreciation, and/or amortization;

(k) Gross or operating margins;

(l) Productivity ratios; and

(m) Stock price (including, but not limited to, growth measures and total shareholder return).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of peer companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (m) above as compared to various stock market indices.

11.4  Evaluation of Performance.   The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5  Adjustment of Performance-Based Compensation.   Awards intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

11.6  Committee Discretion.   In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 11.3.

ARTICLE 12

[Article 12 was deleted when the Plan was amended in 2007.]

ARTICLE 13

DIVIDEND EQUIVALENTS

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Common Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee (but subject to the provisions of Section 409A of the Code, if applicable).

ARTICLE 14

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 15

RIGHTS OF PARTICIPANTS

15.1  Employment.   Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third Party Service Provider for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

15.2  Participation.   No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

15.3  Rights as a Shareholder.   Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to shares covered of Common Stock by any Award until the Participant becomes the record holder of such Common Stock.

ARTICLE 16

CHANGE OF CONTROL

In addition to the terms and conditions of this Plan, one or more Awards may be subject to the terms and conditions set forth in a written agreement between the Company and a Participant providing for different terms or provisions with respect to such Awards upon a “Change of Control” of the Company (as that term may be defined in such written agreement), including but not limited to acceleration of benefits, lapsing of restrictions, vesting of benefits and such other terms, conditions or provisions as may be contained in such written agreement; provided however, that such written agreement may not increase the maximum amount of such Awards.

ARTICLE 17

AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

17.1  Amendment, Modification, Suspension, and Termination.   Subject to Sections 3.4 and 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part. Further, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

17.2  Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events.   The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

17.3  Awards Previously Granted.   Notwithstanding any other provision of the Plan to the contrary, and except to the extent necessary to avoid the imposition of additional tax and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 18

WITHHOLDING

The Company shall have the right to withhold from a Participant (or a permitted assignee thereof), or otherwise require such Participant or assignee to pay, any Withholding Taxes arising as a result of the grant of any Award, exercise of an Option or SAR, lapse of restrictions with respect to Restricted Stock or Restricted Stock Units, or any other taxable event occurring pursuant to this Plan or any Award Agreement. If the Participant (or a permitted assignee thereof) shall fail to make such tax payments as are required, the Company (or its Affiliates or Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such Withholding Taxes. In satisfaction of the requirement to pay Withholding Taxes, the Participant (or permitted assignee) may make a written election which may be accepted or rejected in the discretion of the Committee, (i) to have withheld a portion of any Common Stock or other payments then issuable to the Participant (or permitted assignee) pursuant to any Award, or (ii) to tender other shares of Common Stock to the Company (either by actual delivery or attestation, in the sole discretion of the Committee, provided that, except as otherwise determined by the Committee, the shares of Common Stock that are tendered must have been held by the Participant for at least six months prior to their tender to satisfy the Option Price or have been purchased on the open market), in either case having an aggregate Fair Market Value equal to the Withholding Taxes.

ARTICLE 19

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 20

GENERAL PROVISIONS

20.1  Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

20.2  Legend.   The certificates for Common Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Common Stock.

20.3  Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4  Severability.   In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5  Requirements of Law.   The granting of Awards and the issuance of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.6  Delivery of Title.   The Company shall have no obligation to issue or deliver evidence of title for shares of Common Stock issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Common Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7  Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Common Stock as to which such requisite authority shall not have been obtained.

20.8  Investment Representations.   The Committee may require any individual receiving Common Stock pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Common Stock for investment and without any present intention to sell or distribute such Common Stock.

20.9  Employees Based Outside of the United States.   Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which Employees or Directors outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

20.10  Uncertificated Stock.   To the extent that the Plan provides for issuance of certificates to reflect the transfer of Common Stock, the transfer of such Common Stock may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11  Unfunded Plan.   Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

20.12  No Fractional Shares.   No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.

20.13  Retirement and Welfare Plans.   Neither Awards made under the Plan nor shares of Common Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.14  Nonexclusivity of the Plan.   The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.15  No Constraint on Corporate Action.   Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.16  Governing Law.   The Plan and each Award Agreement shall be governed by the laws of the State of Delaware. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Arizona, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

20.17  Indemnification.   Each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

20.18  Amendment to Comply with Applicable Law.   It is intended that no Award granted under this Plan shall be subject to any interest or additional tax under Section 409A of the Code. In the event Code Section 409A is amended after the date hereof, or regulations or other guidance is promulgated after the date hereof that would make an Award under the Plan subject to the provisions of Code Section 409A, then the terms and conditions of this Plan shall be interpreted and applied, to the extent possible, in a manner to avoid the imposition of the provisions of Code Section 409A.

Amendments in 2009 affect only Section 4.1.

Date effective (if approved by stockholders): June 24, 2009 (date of 2009 Annual Meeting).

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MOBILE MINI, INC. 7420 S. KYRENE RD.SUITE 101 Electronic Delivery of Future PROXY MATERIALS TEMPE, AZ 85283-4578 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet 1 Investor Address Line 1 and, when prompted, indicate that you agree to receive or access proxy materials Investor Address Line 2 electronically in future years. Investor Address Line 3 1 1 OF Investor Address Line 4 VOTE BY PHONE - 1-800-690-6903 Investor Address Line 5 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample P.M. Eastern Time the day before the cut-off date or meeting date. Have your 1234 ANYWHERE STREET 2 proxy card in hand when you call and then follow the instructions. ANY CITY, ON A1A 1A1 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. — COMMON THE COMPANY NAME INC. — CLASS A THE COMPANY NAME INC. — CLASS B THE COMPANY NAME INC. — CLASS C THE COMPANY NAME INC. — CLASS D THE COMPANY NAME INC. — CLASS E THE COMPANY NAME INC. — CLASS F THE COMPANY NAME INC. — 401 K CONTROL # 000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends that you nominee(s) on the line below. vote FOR the following: 1. Election of Directors 0 0 0 Nominees 01 Stephen A McConnell 02 Jeffrey S. Goble 03 Michael E. Donovan The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 Ratification of the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2009. 3 Approval of an amendment to the Mobile Mini, Inc. 2006 Equity Incentive Plan to increase the maximum number of shares that may be issued pursuant to the Plan from 1,200,000 by an additional 3,000,000 shares. NOTE: At the proxies’ discretion on any other matters which may properly come before the meeting or any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF PROPOSALS 1, 2, AND 3. 0000000000 02 00000253891 R2.09.03.17 For address change/comments, mark here. 0 (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2009 The undersigned appoints Steven G. Bunger and Mark E. Funk, and each of them, as proxies, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of MOBILE MINI, INC. (“Mobile Mini”), to be held on June 24, 2009, and at any adjournment or postponement thereof and authorizes them to vote at such meeting, as designated on the reverse side of this form, all the shares of common stock of Mobile Mini, Inc. held of record by the undersigned on April 27, 2009. IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE FOR ALL PROPOSALS AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. R2.09.03.17 Address change/comments: 2 0000025389 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) See reverse for voting instructions